================================================================================

                         CNL RETIREMENT PROPERTIES, INC.


                  Supplement No. Three, dated November 29, 2001

                       to Prospectus, dated April 17, 2001

================================================================================


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 17, 2001. This supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to the number and type of Properties acquired by the Company is presented as of November 9, 2001, and all references to Property acquisitions should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions that occur after November 9, 2001, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS


         On November 9, 2001, the Company acquired the Broadway Plaza at Pecan Park, an American Retirement Corporation assisted living Property located in Arlington, Texas, a suburb of the Dallas/Fort Worth area. The Property, which opened in August 2000, includes 80 assisted living units and 15 units for residents with Alzheimer's and related memory disorders. Built in a park-like setting, the facility's special amenities include a common activities room and dining room, a library and professionally maintained gardens. The Property is less than six miles from three hospitals and is within two miles of two shopping districts.

         In addition, on November 9, 2001, the Company acquired the Homewood Residence at Boca Raton, an American Retirement Corporation assisted living Property located in Boca Raton, Florida, approximately 20 miles north of Fort Lauderdale, Florida. The Property, which opened in October 2000, includes 60 assisted living units and 14 units for residents with Alzheimer's and related memory disorders. The facility's special amenities include a common activities room and dining room, a library and professionally maintained gardens. The Property is within eight miles of two hospitals and is less than seven miles from shopping areas.

         The Board of Directors declared distributions of $0.0583 per Share to stockholders of record on October 1 and November 1, 2001, respectively, representing an annualized distribution rate of 7.0%.



                                  THE OFFERINGS

GENERAL


         Upon the termination of its Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced this offering of up to 15,500,000 Shares. As of November 9, 2001, the Company had received aggregate subscriptions for 4,498,750 Shares totalling $44,987,500 in gross proceeds, including 31,073 Shares ($310,733) issued pursuant to the Reinvestment Plan from its Initial Offering and this offering. As of November 9, 2001, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and organizational and offering expenses, totalled approximately $40,000,000. The Company used approximately $26,100,000 of net offering proceeds and $8,100,000 in advances relating to its line of credit to invest approximately $34,200,000 in three assisted living Properties. As of November 9, 2001, the Company had repaid all advances relating to its line of credit and had paid approximately $2,400,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $3,400,000 available to invest in Properties and Mortgage Loans.



                            ESTIMATED USE OF PROCEEDS

         The following information updates and replaces the "Estimated Use of Proceeds" section beginning on page 25 of the Prospectus. All references to the estimated use of proceeds in other portions of the Prospectus, including the summary and the cover page, are revised to reflect the percentages (as set forth in the next paragraph) applicable to gross offering proceeds raised after July 1, 2001.

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 15,000,000 Shares are sold. The Company estimates that approximately 83% of gross offering proceeds raised after July 1, 2001 computed at $10 per share sold ("Gross Proceeds") will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans"), and approximately 10% of Gross Proceeds will be used to pay fees and expenses to affiliates of the Company ("Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses ("Acquisition Expenses") incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                                   Maximum Offering (1)
                                                                                ---------------------------

                                                                                   Amount         Percent
                                                                                -------------     ---------

GROSS PROCEEDS TO THE COMPANY (2).....................................          $150,000,000        100.0%
Less:
    Selling Commissions to CNL
       Securities Corp. (2)...........................................            11,250,000          7.5%
    Marketing Support and Due Diligence
       Expense Reimbursement Fee to CNL
       Securities Corp. (2)...........................................               750,000          0.5%
    Offering Expenses (3).............................................             5,700,000          3.8%
                                                                                -------------     ---------


NET PROCEEDS TO THE COMPANY...........................................           132,300,000         88.2%
Less:
    Acquisition Fees to the Advisor (4)...............................             6,750,000          4.5%
    Acquisition Expenses (5)..........................................               750,000          0.5%
    Initial Working Capital Reserve (6)...............................                   --            --
                                                                                -------------     ---------

CASH AVAILABLE FOR PURCHASE OF PROPERTIES
    AND THE MAKING OF MORTGAGE LOANS BY
    THE COMPANY (7)...................................................           $124,800,000         83.2%
                                                                                =============     =========


------------------------

FOOTNOTES:

(1)  Excludes 500,000 Shares that may be sold pursuant to the Reinvestment Plan.
(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See the section of the Prospectus entitled "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting
     Dealers, certain directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See the section of the Prospectus entitled "The Offering -- Plan of Distribution" for a more complete description of this fee.
(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Company estimates that Offering Expenses will equal approximately 3.8% of Gross Proceeds for the offering as a whole. The Offering Expenses paid by the Company together with the 7.5% Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.
(4) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.
(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.
(6) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").
(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See the section of the Prospectus entitled "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         The following information updates and replaces the "Management Compensation" section beginning on page 26 of the Prospectus.


         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan. See the section of the Prospectus entitled "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates , see "Certain Relationships and Related Transactions." For information concerning compensation to the Directors, see the section of the Prospectus entitled "Management."


         A maximum of 15,000,000 Shares ($150,000,000) may be sold. An additional 500,000 Shares ($5,000,000) may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 500,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See the section of the Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient
---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                          Offering Stage

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Selling Commissions to          Selling Commissions of 7.5% per Share on all Shares sold, subject    $11,250,000 if 15,000,000
Managing Dealer and             to reduction under certain circumstances as described in the         Shares are sold.
Soliciting Dealers              section of the Prospectus entitled "The Offering-- Plan of
                                Distribution."  Soliciting Dealers may be reallowed Selling
                                Commissions of up to 7% with respect to Shares they sell.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Marketing support and due       Expense allowance of 0.5% of Gross Proceeds to the Managing          $750,000 if 15,000,000
diligence expense               Dealer, all or a portion of which may be reallowed to Soliciting     Shares are sold.
reimbursement fee to            Dealers with prior written approval from, and in the sole
Managing Dealer and             discretion of, the Managing Dealer.  The Managing Dealer will pay
Soliciting Dealers              all sums attributable to bona fide due diligence expenses from this fee, in the Managing Dealer's sole discretion.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Actual expenses incurred, except that the Advisor will pay all       Actual amount is not
Advisor and its                 such expenses in excess of 3% of Gross Proceeds with respect to      determinable at this time,
Affiliates for Offering         Shares sold prior to July 1, 2001.  The Company expects that         but is estimated to be
Expenses                        Offering Expenses with respect to Shares sold after July 1, 2001,    $5,700,000 if 15,000,000
                                will equal approximately 3.8% of Gross Proceeds with respect to      Shares are sold.
                                such Shares.  The Offering  Expenses paid by the Company, together with the 7.5% Selling Commissions and 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer
                                Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                        Acquisition Stage

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Acquisition Fee to the          4.5% of Gross Proceeds, loan proceeds from permanent financing       $6,750,000 if 15,000,000
Advisor                         ("Permanent Financing") and amounts outstanding on the line of       Shares are sold plus
                                credit,  if  any,  at the  time of  listing  the                     $2,025,000 if Permanent
                                Company's  Common Stock on a national securities                     Financing equals $45,000,000.
                                exchange or over-the-counter market ("Listing"), but
                                excluding loan proceeds used to finance secured
                                equipment leases (collectively,  "Total Proceeds")
                                payable to the Advisor as Acquisition Fees.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Other  Acquisition  Fees  to    Any  fees  paid to  Affiliates  of the  Advisor  in                   Amount  is not  determinable
Affiliates  of the  Advisor     connection  with  the financing, development, construction            at this time.
                                or renovation of a  Property.  Such fees  are in  addition
                                to 4.5% of Total   Proceeds   payable to  the  Advisor  as
                                Acquisition  Fees, and payment of such fees will be
                                subject  to   approval   by  the Board  of Directors,
                                including a majority of the directors who  are   independent
                                of  the  Advisor   (the "Independent    Directors"),    not
                                otherwise interested in the transaction.

---------------------------- -- -------------------------------------------------------------------  -----------------------------


---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement of                Reimbursement to the Advisor and its Affiliates for expenses         Acquisition Expenses, which
Acquisition Expenses to         actually incurred.                                                   are based on a number of
the Advisor and its                                                                                  factors, including the
Affiliates                      The total of all Acquisition Fees and any Acquisition Expenses       purchase price of the
                                payable to the Advisor and its Affiliates shall be reasonable and    Properties, are not
                                shall not exceed an amount equal to 6% of the Real Estate Asset      determinable at this time.
                                Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                                commercially competitive, fair and reasonable to the Company.
                                Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                                customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                                Acquisition Expenses.

---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                        Operational Stage

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Asset Management Fee to         A monthly Asset Management Fee in an amount equal to one-twelfth     Amount is not determinable
the Advisor                     of 0.60% of the Company's Real Estate Asset Value and the            at this time.  The amount
                                outstanding principal amount of any Mortgage Loans, as of the end    of the Asset Management Fee
                                of the preceding month.  Specifically, Real Estate Asset Value       will depend upon, among
                                equals the amount invested in the Properties wholly owned by the     other things, the cost of
                                Company, determined on the basis of cost, plus, in the case of       the Properties and the
                                Properties owned by any joint venture or partnership in which the    amount invested in Mortgage
                                Company is a co-venturer or partner ("Joint Venture"), the           Loans.
                                portion of the cost of such Properties paid by the Company, exclusive of Acquisition Fees and Acquisition Expenses.  The
                                Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset
                                Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

---------------------------- -- -------------------------------------------------------------------  -----------------------------





---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Operating Expenses (which, in general, are those expenses            Amount is not determinable
Advisor and Affiliates for      relating to administration of the Company on an ongoing basis)       at this time.
operating expenses              will be reimbursed by the Company.  To the extent that Operating
                                Expenses payable or reimbursable by the Company,
                                in any four  consecutive  fiscal  quarters  (the
                                "Expense  Year"),  exceed  the  greater of 2% of
                                Average  Invested  Assets  or 25% of Net  Income
                                (the  "2%/25%  Guidelines"),  the Advisor  shall
                                reimburse  the Company  within 60 days after the
                                end of the Expense  Year the amount by which the
                                total Operating Expenses paid or incurred by the
                                Company exceed the 2%/25%  Guidelines.  "Average
                                Invested Assets" means, for a specified  period,
                                the average of the  aggregate  book value of the
                                assets  of the  Company  invested,  directly  or
                                indirectly,  in  equity  interests  in and loans
                                secured  by  real  estate  before  reserves  for
                                depreciation  or  bad  debts  or  other  similar
                                non-cash   reserves,   computed  by  taking  the
                                average of such  values at the end of each month
                                during such period.  "Net Income"  means for any
                                period,  the total  revenues  applicable to such
                                period,  less the total  expenses  applicable to
                                such period excluding  additions to reserves for
                                depreciation,   bad  debts,   or  other  similar
                                non-cash reserves; provided, however, Net Income
                                for  purposes  of  calculating  total  allowable
                                Operating  Expenses  shall exclude the gain from
                                the sale of the Company's assets.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Soliciting Dealer               An annual fee of 0.20% of the aggregate investment of                Amount is not determinable
Servicing Fee to Managing       stockholders who purchase Shares in this offering, generally         at this time. Until such
Dealer                          payable to the Managing Dealer, on December 31 of each year,         time as assets are sold,
                                commencing on December 31 of the year following the year in which    the estimated amounts
                                the offering terminates.  The Managing Dealer, in its sole           payable to the Managing
                                discretion, in turn may reallow all or a portion of such fee to      Dealer for each of the
                                Soliciting Dealers whose clients hold Shares from this offering      years following the year of
                                on such date.  In general, the aggregate investment of               termination of the offering
                                stockholders who purchase Shares in this offering is the amount      are expected to be $300,000
                                of cash paid by such stockholders to the Company for their           if 15,000,000 Shares are
                                Shares, reduced by certain prior Distributions to such               sold.  The estimated
                                stockholders from the Sale of assets.  The Soliciting Dealer         maximum total amount
                                Servicing Fee will terminate as of the beginning of any year in      payable to the Managing
                                which the Company is liquidated or in which Listing occurs,          Dealer through December 31,
                                provided, however, that any previously accrued but unpaid portion    2008 is $1,800,000 if
                                of the Soliciting Dealer Servicing Fee may be paid in such year      15,000,000 Shares are sold.
                                or any subsequent year.

---------------------------- -- -------------------------------------------------------------------  -----------------------------





---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred,  subordinated  real estate  disposition fee,             Amount is not determinable
real estate  disposition        payable upon Sale of one or more Properties,  in an amount           at this time. The amount of
fee payable to the Advisor      equal to the lesser of (i) one-half of a Competitive                 this fee, if it  becomes
from a Sale or Sales of a       Real Estate  Commission, or (ii) 3% of the sales price               payable, will depend upon the
Property not in liquidation     of such Property or Properties.  Payment  of such fee shall          price at which Properties are
of the Company                  be made only if the  Advisor provides a substantial  amount          sold.
                                of services in connection with the Sale of a Property or
                                Properties and shall be subordinated to receipt by the
                                stockholders of Distributions equal to the sum  of (i) their aggregate Stockholders'  8% Return (as defined  below) and
                                (ii) their  aggregate  investment in the Company
                                ("Invested  Capital").   In  general,   Invested
                                Capital  is  the  amount  of  cash  paid  by the
                                stockholders  to the Company  for their  Shares,
                                reduced by certain  prior  Distributions  to the
                                stockholders from the Sale of assets. If, at the
                                time of a Sale,  payment of the  disposition fee
                                is deferred because the subordination conditions
                                have not been  satisfied,  then the  disposition
                                fee  shall  be paid at  such  later  time as the
                                subordination  conditions  are  satisfied.  Upon
                                Listing, if the Advisor has accrued but not been
                                paid such real estate  disposition fee, then for
                                purposes    of    determining     whether    the
                                subordination  conditions  have been  satisfied,
                                stockholders  will be deemed to have  received a
                                Distribution  in the amount equal to the product
                                of the total  number  of Shares of Common  Stock
                                outstanding and the average closing price of the
                                Shares over a period,  beginning  180 days after
                                Listing,  of 30 days during which the Shares are
                                traded.  "Stockholders'  8%  Return," as of each
                                date,  means an aggregate  amount equal to an 8%
                                cumulative,   noncompounded,  annual  return  on
                                Invested Capital.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Subordinated  incentive fee     At such time, if any, as Listing occurs, the Advisor                 Amount  is not  determinable
payable  to the  Advisor  at    shall  be paid  the subordinated incentive fee                       at this time.
such time, if any, as           ("Subordinated  Incentive Fee") in an amount  equal to 10%
Listing occurs                  of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception  until the date of  Listing
                                exceeds  (ii)  the sum of (A)  100% of  Invested
                                Capital and (B) the total Distributions required
                                to be made to the  stockholders  in order to pay
                                the   Stockholders'  8%  Return  from  inception
                                through the date the market value is determined.
                                For  purposes of  calculating  the  Subordinated
                                Incentive  Fee,  the market value of the Company
                                shall be the average closing price or average of
                                bid and asked price,  as the case may be, over a
                                period of 30 days  during  which the  Shares are
                                traded with such period beginning 180 days after
                                Listing. The Subordinated  Incentive Fee will be
                                reduced  by the  amount of any prior  payment to
                                the Advisor of a deferred, subordinated share of
                                Net Sales  Proceeds  from Sales of assets of the
                                Company.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred, subordinated share equal to 10% of Net Sales             Amount is not determinable
share of Net Sales              Proceeds from Sales of assets of the Company  payable after          at this time.
Proceeds from Sales of          receipt by the stockholders of Distributions equal to the sum
assets of the Company           of (i) the Stockholders' 8% Return and (ii) 100% of Invested
not in liquidation of the       Capital.  Following Listing, no share of Net Sales Proceeds will
Company payable to the          be paid to the Advisor.
Advisor




---------------------------- -- -------------------------------------------------------------------  -----------------------------


---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Performance Fee                 Upon termination of the Advisory  Agreement, if Listing has not      Amount is not  determinable
payable to the Advisor          occurred and the Advisor has met applicable performance              at this time.
                                standards,   the  Advisor   shall  be  paid  the
                                Performance  Fee in the  amount  equal to 10% of
                                the amount by which (i) the  appraised  value of
                                the Company's  assets on the date of termination
                                of  the  Advisory  Agreement  (the  "Termination
                                Date"),  less any  indebtedness  secured by such
                                assets,   plus  total   Distributions   paid  to
                                stockholders   from  the   Company's   inception
                                through the Termination  Date,  exceeds (ii) the
                                sum of 100% of Invested  Capital  plus an amount
                                equal  to  the   Stockholders'  8%  Return  from
                                inception  through  the  Termination  Date.  The
                                Performance  Fee,  to the extent  payable at the
                                time of  Listing,  will  not be  payable  in the
                                event the Subordinated Incentive Fee is paid.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Secured Equipment Lease         A fee paid to the Advisor out of the proceeds of the revolving       Amount is not determinable
Servicing Fee to the            line of credit (the "Line of Credit") or Permanent Financing for     at this time.
Advisor                         negotiating furniture, fixtures and equipment ("Equipment") loans
                                or  direct   financing   leases  (the   "Secured
                                Equipment  Leases") and  supervising the Secured
                                Equipment  Lease  program  equal  to 2%  of  the
                                purchase price of the Equipment  subject to each
                                Secured  Equipment  Lease and paid upon entering
                                into such  lease.  No other fees will be payable
                                in connection  with the Secured  Equipment Lease
                                program.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Repayment by the Company of actual expenses incurred.                Amount is not determinable
Advisor and Affiliates for                                                                           at this time.
Secured Equipment Lease
servicing expenses

---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                        Liquidation Stage

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred,  subordinated  real estate  disposition fee,              Amount is not determinable
real estate  disposition        payable upon Sale of one or more Properties,  in an                   at this time. The amount
fee payable to the Advisor      amount equal to the lesser of (i) one-half of a Competitive           of this fee, if it becomes
from a Sale or Sales in         Real Estate  Commission, or (ii) 3% of the sales price                payable,  will depend upon
liquidation of the              of such Property or  Properties. Payment  of such fee shall           the price at which Properties
Company                         be made only if the  Advisor provides a substantial amount of         are sold.
                                services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the stockholders of
                                Distributions equal to the sum of (i) their
                                aggregate Stockholders' 8% Return and (ii) their aggregate
                                Invested Capital.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred, subordinated share equal to 10% of Net Sales              Amount is not  determinable
share of Net Sales Proceeds     Proceeds from Sales of assets of the Company payable after            at this time.
from Sales of assets of         receipt by the stockholders of Distributions equal to the sum of
the Company in liquidation of   (i) the Stockholders' 8% Return and (ii) 100% of Invested
the Company  payable to the     Capital.  Following Listing, no share of Net Sales Proceeds will
Advisor                         be paid to the Advisor.


---------------------------- -- -------------------------------------------------------------------  -----------------------------



                          SUMMARY OF REINVESTMENT PLAN

         The following paragraphs update and replace the first two paragraphs under the heading "Summary of Reinvestment Plan" on page 37 of the Prospectus.

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions, which will be paid in arrears, may not participate in the Reinvestment Plan. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is Bank of New York, will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which currently is $10.00 per Share. At any time that the Company is not engaged in an offering, and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 500,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

                              REDEMPTION OF SHARES

         The following paragraph updates and replaces the fourth paragraph under the heading "Redemption of Shares" on page 40 of the Prospectus.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.


                                    BUSINESS

PROPERTY ACQUISITIONS

         Broadway Plaza at Pecan Park located in Arlington, Texas. On November 9, 2001, the Company acquired the Broadway Plaza at Pecan Park assisted living Property located in Arlington, Texas (the "Arlington Property") for $10,578,750 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o       The initial term of the lease expires in 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires a minimum rent payment of $1,084,322 per year for the first lease year and will increase by 2% for each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to the difference between a) ten percent of gross revenues in excess of the "Baseline Gross Revenues" and (b) the amount by which the current minimum rent exceeds the first year's rent, but not less than zero. The Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (a) the 36th month of the lease, or
        (b) the month in which the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $423,150 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed the tenant's obligation to pay minimum rent under the lease. In addition, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $545,000 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending March 31, 2002, or (ii) June 30, 2003. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Arlington Earnout Amount") if certain earnout provisions are achieved by October 31, 2004. The Arlington Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the twelve months preceding October 31, 2004, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93% occupancy rate) multiplied by approximately 8.52, less the Company's investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Arlington Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.

         The estimated federal income tax basis of the depreciable portion for the Arlington Property is approximately $9.9 million.

         The Arlington Property, which opened in August 2000, includes 80 assisted living units and 15 memory impaired units for residents with Alzheimer's and related memory disorders. The operator provides assistance with daily living activities such as bathing, dressing and medication reminders. The Property is located in a suburb between Dallas and Fort Worth, Texas. Between 1990 and 2000, the number of seniors 55 and older in the ten-mile area surrounding the Arlington Property has grown by more than 43% and is expected to grow by 34% between 2000 and 2005. Currently, more than 138,000 seniors live in the Arlington area and, of those 65 and older, approximately 20% are no longer able to manage activities of daily living. Of area seniors 75 and older, close to one third experience limitations with self care. The Property is less than six miles from three hospitals and is within two miles of two shopping districts. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                        Arlington Property
                     ----------------------------------------------------------
                         Average           Revenue per            Revenue
                        Occupancy            Occupied          per Available
       Year               Rate                 Unit                  Unit ***
 ---------------     ----------------    -----------------    -----------------

        *2000              8.20%             $105.25               $15.14
       **2001             41.24%               87.20                37.07

*      Data for 2000 represents the period August 15, 2000 through December 31,
       2000.
**     Data for 2001 represents the period January 1, 2001 through September 30,
       2001.
*** The second assisted living building (40 units) did not open for residents until April 27, 2001.

         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in August 2000.

         Homewood Residence of Boca Raton located in Boca Raton, Florida. On November 9, 2001, the Company acquired the Homewood Residence of Boca Raton assisted living Property located in Boca Raton, Florida (the "Boca Raton Property") for $9,672,000 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o       The initial term of the lease expires in 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires a minimum rent payment of $991,380 per year for the first lease year and will increase by 2% for each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to the difference between a) ten percent of gross revenues in excess of the "Baseline Gross Revenues" and b) the amount by which the current minimum rent exceeds the first year's rent, but not less than zero. The Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (a) the 36th month of the lease, or (b) the month in which the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $386,880 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed the tenant's obligation to pay minimum rent under the lease. In addition, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $210,000 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending March 31, 2002, or (ii) June 30, 2003. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Boca Raton Earnout Amount") if certain earnout provisions are achieved by August 31, 2004. The Boca Raton Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the twelve months preceding August 31, 2004, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93% occupancy rate) multiplied by approximately 8.52, less the Company's investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Boca Raton Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.

         The estimated federal income tax basis of the depreciable portion for the Boca Raton Property is approximately $8.9 million.

         The Boca Raton Property, which opened in October 2000, includes 60 assisted living units and 14 units for residents with Alzheimer's and related memory disorders. The operator provides assistance with daily living activities such as bathing, dressing and medication reminders. The Property is located approximately 20 miles north of Fort Lauderdale, Florida. Between 1990 and 2000, the number of seniors 55 and older in the ten-mile area surrounding the Boca Raton Property has grown nearly 22% and is expected to grow by 20% between 2000 and 2005. More than 205,000 seniors reside in the Boca Raton area and, of those 75 and older, approximately 23% are no longer able to manage activities of daily living. The Property is within eight miles of two hospitals and is less than seven miles from shopping areas. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                         Boca Raton Property
                      ----------------------------------------------------------
                          Average           Revenue per            Revenue
                         Occupancy            Occupied          per Available
    Year                   Rate                 Unit                 Unit
 ----------------     ----------------    -----------------    -----------------

     *2000                23.80%               $93.80               $28.62
    **2001                37.15%                94.85                45.18

*       Data for 2000 represents the period October 1, 2000 through December 31,
        2000.
**      Data for 2001  represents the period  January 1, 2001 through  September
        30, 2001.


         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in October 2000.

         American Retirement Corporation Brands. American Retirement Corporation splits its portfolio into two units, the core facilities and assisted living facilities. According to American Retirement Corporation's September 2001 Form 10-Q, American Retirement Corporation operates 65 facilities. The core facilities consist of 31 continuing care retirement communities ("CCRCs"). The core facilities act as "hubs" of a hub and spoke model. The model helps create efficiencies in markets through cross-marketing, cross-staffing and referrals. The "spokes" are 34 assisted living and memory impaired properties. The majority of these 34 properties have been operational for less than two years. The newer facilities are operated under the Homewood Residence brand. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities promote an environment that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. In 2000, the American Seniors Housing Association, a seniors' housing trade association, ranked American Retirement Corporation as the nation's sixth largest manager of seniors' housing.



                             SELECTED FINANCIAL DATA


         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this supplement and the Prospectus. Certain information in some columns has been derived from audited financial statements. This table updates and replaces the "Selected Financial Data" section beginning on page 62 of the Prospectus.

                                             Nine Months Ended
                                        September      September                     Year Ended December 31,
                                         30, 2001      30, 2000            2000        1999 (1)      1998 (1)     1997 (1)(2)
                                       -------------- --------------  -------------- ------------  -----------  ------------

  Revenues                             $  1,095,462    $  725,358     $ 1,084,730     $ 86,231        $  --         $  --
  Net earnings (loss) (3)(4)                451,135       171,957         224,778      (28,390 )         --            --
  Cash distributions declared (5)           780,392       313,436         502,078       50,404           --            --
  Cash provided by operating activities     770,454       941,807       1,096,019       12,851           --            --
  Cash used in investing activities        (693,804 ) (14,332,872 )   (14,428,703 )         --           --            --
  Cash provided by (used in)
     financing activities                 9,307,036     9,056,438       8,766,346    4,731,279     (199,908 )     200,000
  Earnings (loss) per Share                    0.29          0.23            0.27        (0.07 )         --            --
  Funds from operations (6)                 777,949       366,384         425,806      (28,390 )         --            --
  Cash distributions declared per Share        0.52          0.40            0.58         0.13           --            --
  Weighted average number of Shares
     outstanding (7)                      1,561,409       758,132         845,833      412,713           --            --


                                        September      September                          December 31,
                                         30, 2001      30, 2000           2000        1999 (1)      1998 (1)     1997 (1)(2)
                                       -------------- --------------  -------------- ------------ -----------  ------------

  Total assets                          $24,492,497    $15,055,940     $14,688,560   $5,088,560    $976,579      $280,330
  Total stockholders' equity             22,496,225      7,951,232       9,203,548    3,292,137     200,000       200,000


(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines. Operating Expenses for the Expense Years ended September 30, 2001 and 2000, did not exceed the Expense Cap. Operating Expenses for the Expense Years ended June 30, 2001 and 2000, exceeded the Expense Cap by $145,015 and $213,886, respectively, therefore, the Advisor has reimbursed the Company such amounts. No such amounts were reimbursed in 1999.

(4) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(5) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2001 and 2000, and the years ended December 31, 2000 and 1999, approximately 42%, 45%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including organizational costs that were expensed for GAAP purposes for the year ended December 31, 1999 and deductions for depreciation expense for the nine months ended September 30, 2001 and 2000, and the year ended December 31, 2000. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(6) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2001 and 2000, and the year ended December 31, 2000, net earnings included $22,119, $13,755 and $21,128, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B -- Financial Information.

(7) The weighted average number of Shares outstanding for the year ended December 31, 1999 is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 63 of the Prospectus.

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         The Company


         CNL Retirement Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of Retirement Partners. The Properties currently owned are held by Retirement Partners and, as a result, owned by CNL Retirement Properties, Inc. through Retirement Partners. CNL Retirement - GP/Holding Corp. was formed in June 2001 to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future Properties. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement - GP/Holding Corp. and each of their subsidiaries.


         The Company was formed to acquire Properties located across the United States. The Properties may include congregate living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, medical office buildings and walk-in clinics. The Properties will be leased on a long term, "triple-net" basis. The Company may also provide Mortgage Loans to Operators in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company may also offer Secured Equipment Leases to Operators. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of Gross Proceeds.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings


         During the period December 22, 1997 (date of inception) through December 31, 1998, a capital contribution of $200,000 from the Advisor was the Company's sole source of capital. On September 18, 1998, the Company commenced its Initial Offering of Shares of Common Stock. Upon the termination of the Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced this offering of up to 15,500,000 Shares of Common Stock ($155,000,000). As of September 30, 2001, the Company had received aggregate subscription proceeds of $27,345,552 (2,734,552 Shares), including $310,733 (31,073 Shares) through its
Reinvestment Plan from its Initial Offering, this offering and contributions from the Advisor. As of September 30, 2001, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $24,233,000. The Company used approximately $5,800,000 of net offering proceeds from its Initial Offering and $8,100,000 in advances relating to its line of credit to invest approximately $13,900,000 in one assisted living Property. As of September 30, 2001, the Company had repaid all advances relating to its line of credit and had paid approximately $1,528,269 in Acquisition Fees and Acquisition Expenses.

         As of November 9, 2001, the Company had received net proceeds totalling approximately $40,000,000 and had used approximately $26,100,000 of net offering proceeds and $8,100,000 in advances relating to its line of credit to invest approximately $34,200,000 in three assisted living Properties. See the section of the Prospectus entitled "Business -- Property Acquisitions" and "Business -- Property Acquisitions" above for a description of the Properties owned as of November 9, 2001.

         The Company expects to use any remaining Net Offering Proceeds and any additional Net Offering Proceeds from the sale of Shares from this offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $25,000,000 revolving line of credit available, as described below. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The Company also plans to obtain Permanent Financing in order to increase its investment capacity; although, it has not yet received a commitment for any Permanent Financing, and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets. The maximum amount the Company may borrow is 300% of the Company's Net Assets. The number of Properties to be acquired and Mortgage Loans in which the Company may invest will depend upon the amount of Net Offering Proceeds and loan proceeds available to the Company.

         Apart from the effects of reduced economic activity in general following the events of September 11, 2001, management does not anticipate that the events of September 11 will have a direct effect on the health care and seniors' housing industries. However, Marriott International, Inc., which has extensive investments in the hospitality industry, guarantees, within certain limitations, the obligations of the tenant of one of the Company's Properties to pay minimum rent under the lease for the Property. To the extent that business or leisure travel is substantially reduced for a lengthy period of time, the business of Marriott International, Inc. may be affected. Management does not anticipate that the events of September 11 will have a significant effect on the Company's ability to raise capital in equity offerings. Gross offering proceeds during the quarter ended September 30, 2001 exceeded levels of previous quarters. In addition, the Company has received gross offering proceeds of $17,641,948 during the period of October 1, 2001 through November 9, 2001. Management expects that future offering proceeds and amounts available under the Company's line of credit will be sufficient to meet the Company's capital requirements.


         Redemptions


         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the nine months ended September 30, 2001, 1,415 Shares were redeemed at $9.20 per Share ($13,020) and retired from Shares outstanding of Common Stock.


         Borrowings/Market Risk


         There were no amounts outstanding on the Company's line of credit at September 30, 2001. The interest rate on the first $9,700,000 drawn (the "Initial Draw") on the Company's line of credit will be 8.75% through April 1, 2002. The Company is subject to interest rate risk through advances greater than the Initial Draw and/or amounts outstanding on the Initial Draw as of April 1, 2002 on its variable rate line of credit. In addition, a change in interest rates may affect the estimated fair value of any outstanding balance under the line of credit on the Company's financial statements.


         Line of Credit


         On April 20, 2000, the Company entered into a $25,000,000 revolving line of credit and security agreement with a bank to be used to acquire Properties. The line of credit provides that the Company may receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the Company's credit quality. As of September 30, 2001, there were no amounts outstanding on the Company's line of credit. In connection with the line of credit the Company incurred an origination fee, legal fees and closing costs of $55,917 that are being amortized on the straight-line method (which does not materially differ from the effective interest method) over five years.

         Property  Acquisitions


         On April 20, 2000, the Company acquired its first Property, a private-pay assisted living community in Orland Park, Illinois. In connection with the purchase of the Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.


         On November 9, 2001, the Company acquired two additional Properties, both private-pay assisted living communities, one in each of Arlington, Texas and Boca Raton, Florida. In connection with the purchase of these Properties, the Company, as lessor, entered into two long-term, triple-net lease agreements.


         Cash and Cash Equivalents


         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At September 30, 2001, the Company had $9,561,570 invested in such short-term investments as compared to $177,884 at December 31, 2000. The increase in the amount invested in short-term investments primarily reflects proceeds received from the sale of Shares and is offset by repayment of borrowings under the line of credit . The funds remaining at September 30, 2001, along with additional funds expected to be received from the sale of Shares and amounts received from the tenants, will be used primarily to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.


         Liquidity Requirements


         During the nine months ended September 30, 2001 and 2000, the Company generated cash from operations (which includes cash received from the tenant of the Orland Park Property and interest, less cash paid for operating expenses) of $770,454 and $941,807, respectively. Cash from operations for the nine months ended September 30, 2000, was higher primarily due to the Company receiving a security deposit of $553,956 from the tenant. No such security deposit was received during the nine months ended September 30, 2001. The difference was partially offset by lease payments received from the tenant of the Orland Park Property during the nine months ended September 30, 2001. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenant defaulting under the terms of its lease agreement, the Company will use borrowings under its line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its line of credit and proceeds from this offering. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         An FF&E Reserve fund has been established in accordance with the Orland Park lease agreement with BG Orland Park, LLC. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. All funds in the FF&E Reserve, all interest earned on the funds and all property purchased with funds from the FF&E Reserve are and will remain the property of the Company. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent will be increased. The two Properties acquired on November 9, 2001 include FF&E Reserve accounts which will be held by the tenants until the end of the lease term at which time all property purchased with funds from the FF&E Reserve accounts will become the property of the Company. Not all Properties acquired in the future may include FF&E Reserve accounts. For the nine months ended September 30, 2001 and 2000, revenue relating to the FF&E Reserve totalled $29,830 and $9,835, respectively. Due to the fact that the Properties are leased on a long-term, triple-net basis, meaning the tenant is required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, it determines such reserves are required to meet the Company's working capital needs. Management believes that its assets are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.


         Distributions


         The Company declared and paid Distributions to its stockholders totalling $780,392 and $313,436 during the nine months ended September 30, 2001 and 2000, respectively. In addition, the Company declared Distributions of $0.0583 per Share to stockholders of record on October 1 and November 1, 2001, respectively, payable in December 2001.

         For the nine months ended September 30, 2001 and 2000, approximately 59% and 68%, respectively, of the Distributions paid to stockholders were considered to be ordinary income and approximately 41% and 32%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of November 9, 2001, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Generally, the Company is required to distribute annually 90% of its taxable income. In determining the amount of Distributions, management considers the amount of cash from operations, funds from operations and the general economic condition of the Company. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.


         Due to Related Parties


         During the nine months ended September 30, 2001 and 2000, Affiliates incurred on behalf of the Company $443,876 and $244,740, respectively, for certain Offering Expenses, $97,513 and $94,307, respectively, for certain Acquisition Expenses and $138,258 and $125,548, respectively, for certain operating expenses. As of September 30, 2001, the Company owed the Affiliates $1,401,885 for such amounts and unpaid fees and administrative expenses.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which total Operating Expenses paid or incurred exceed the Expense Cap in an Expense Year. During the Expense Years ended June 30, 2001 and 2000, the Company's Operating Expenses exceeded the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor has reimbursed the Company such amounts in accordance with the Advisory Agreement. During the Expense Years ended September 30, 2001 and 2000, the Company's Operating Expenses did not exceed the Expense Cap.

         Other

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS


         Comparison of nine months ended September 30, 2001 to nine months ended September 30, 2000

         As of September 30, 2001, the Company owned one Property consisting of land, building and equipment, which is leased under a long-term, triple-net lease agreement. The lease provides for minimum base rental payments of $103,867 that are generally payable every four weeks. The lease also provides that, commencing in April 2002, the base rent required under the terms of the lease will increase. In addition to annual base rent, the tenant is required to pay contingent rent computed as a percentage of gross sales of the Property. The lease also requires the establishment of an FF&E Reserve, as described under "Liquidity and Capital Resources --Liquidity Requirements." For the nine months ended September 30, 2001 and 2000, the Company earned rental income of $1,034,820 and $617,059, respectively ($344,940 of which was earned during each of the quarters ended September 30, 2001 and 2000). For the nine months ended September 30, 2001 and 2000, the Company also earned FF&E Reserve income of $29,830 and $9,835, respectively ($12,304 and $6,219 of which was earned during the quarters ended September 30, 2001 and 2000, respectively). The increase in rental income and FF&E Reserve income was due to the Company owning the Orland Park Property for nine months during 2001 as compared to approximately five months in 2000. Because the Company has acquired two additional Properties as of November 9, 2001, and anticipates acquiring additional Properties in subsequent periods, revenues for the nine months ended September 30, 2001, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the nine months ended September 30, 2001 and 2000, the Company also earned $30,812 and $98,464, respectively ($25,520 and $5,615 of which were earned in the quarters ended September 30, 2001 and 2000, respectively), in interest income from investments in money market accounts and certificates of deposit. Interest income decreased during the nine months ended September 30, 2001, as compared to the nine months ended September 30, 2000, as the Company used available cash to invest in its first Property in April 2000 and to repay amounts outstanding on its line of credit. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease.

         During the nine months ended September 30, 2001 and 2000, the Company owned one Property. The lessee, BG Orland Park, LLC, contributed 100% of the Company's total rental and FF&E Reserve income. The Property is operated as a Marriott brand chain. On November 9, 2001, the Company acquired two additional Properties. These Properties are leased to ARC Pecan Park, L.P. and ARC Boca Raton, Inc. and are operated as American Retirement Corporation brand chains. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott or American Retirement Corporation chains would significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the Company's initial and continuing due diligence procedures. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during subsequent periods.

         Operating expenses, excluding the reimbursements of Operating Expenses from a related party, were $789,342 and $767,287 for the nine months ended September 30, 2001 and 2000, respectively ($210,922 and $342,102 of which were incurred during the quarters ended September 30, 2001 and 2000, respectively). Operating expenses for the nine months ended September 30, 2001 increased primarily from incurring a full nine months of Asset Management Fees and depreciation and amortization expense related to the acquisition of its first Property in April 2000. The increase was partially offset by a decrease in interest expense related to a reduction in the amounts outstanding under the line of credit during the nine months ended September 30, 2001. The dollar amount of operating expenses is expected to increase, while general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred exceed the Expense Cap in an Expense Year. During the Expense Years ended June 30, 2001 and 2000, the Company's Operating Expenses totalled $439,456 and $287,084, respectively, exceeding the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor has reimbursed the Company such amounts in accordance with the Advisory Agreement. During the Expense Years ended September 30, 2001 and 2000, the Company's Operating Expenses did not exceed the Expense Cap.

         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect depreciation of real estate assets has on net earnings. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease term. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the nine months ended September 30, 2001 and 2000, net earnings included $22,119 and $13,755, respectively, of these amounts. The following table is presented to help stockholders to better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net earnings, cash from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. The following is a reconciliation of net earnings to FFO:

                                                         Quarter                        Nine Months
                                                  Ended  September 30,            Ended  September 30,
                                                   2001            2000            2001            2000
                                                ------------    -----------     ------------    ------------

Net earnings                                       $171,842        $14,672         $451,135        $171,957
    Adjustments:
       Depreciation of real estate assets           109,206        108,686          326,814         194,427
                                                ------------    -----------     ------------    ------------

FFO                                                 $281,048       $123,358         $777,949        $366,384
                                                ============    ===========     ============    ============



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


         The table below updates and replaces the Directors and executive officers listing on page 70 of the Prospectus.

         The Directors and executive officers of the Company are listed below:

     Name                     Age       Position with the Company
------------------------    -------    ----------------------------------

James M. Seneff, Jr.          55       Director, Chairman of the Board and Chief
                                       Executive Officer
Robert A. Bourne              54       Director, Vice Chairman of the Board,
                                       President and Treasurer
David W. Dunbar               49       Independent Director
Timothy S. Smick              50       Independent Director
Edward A. Moses               59       Independent Director
Phillip M. Anderson, Jr.      42       Chief Operating Officer and Executive
                                       Vice President
Thomas J. Hutchison III       60       Executive Vice President
Lynn E. Rose                  52       Secretary


         The information below updates and replaces the following biographies in the "Management -- Directors and Executive Officers" section beginning on page 70 of the Prospectus.

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff also is a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Corp., the Advisor to the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL
Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $5 billion in assets, representing interests in approximately 1,900 properties and approximately 1,200 mortgage loans in 49 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and currently serves as co-Chief Executive Officer of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board, President and Treasurer. Mr. Bourne also serves as a director, Vice Chairman of the Board, President and Treasurer of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board , President and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board, President and Treasurer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison also serves as an Executive Vice President and a director of CNL Retirement Corp., the Advisor of the Company, as well as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Hospitality Properties, Inc. and an Executive Vice President and a director of CNL Hospitality Corp., its advisor. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary. Ms. Rose served as Treasurer of the Company from 1998 through August 2001. Ms. Rose also serves as Secretary of CNL Retirement Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose served as Treasurer and a director of CNL Retirement Corp. from 1997 through June 2001. Ms. Rose is Secretary of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL Hospitality Properties, Inc. from 1996 through September 2001. In addition, she serves as Secretary of CNL Hospitality Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose also serves as Secretary of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc., and served as Treasurer from 1999 through June 2001. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following information updates and replaces the table on page 74 of the Prospectus.

         The directors and executive officers of the Advisor are as follows:

             James M. Seneff, Jr.        Chairman of the Board, Chief Executive
                                         Officer, and Director
             Robert A. Bourne            Vice Chairman of the Board, President,
                                         Treasurer and Director
             Phillip M. Anderson, Jr.    Chief Operating Officer
             Thomas J. Hutchison III     Executive Vice President and Director
             Lynn E. Rose                Secretary



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The following information updates and replaces the "Certain Relationships and Related Transactions" section beginning on page 76 of the Prospectus.

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the year ended December 31, 2000, the Company incurred $486,846 of such fees in connection with the Initial Offering and this offering, of which $437,940 was paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2001 through November 9, 2001, the Company incurred $2,497,195 of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. During the year ended December 31, 2000 and the period January 1, 2001 through November 9, 2001, the Company incurred $32,456 and $166,480, respectively, of such fees in connection with the Initial Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, in connection with the Initial Offering, the Company agreed to issue and sell soliciting dealer warrants to the Managing Dealer. The price for each warrant was $0.0008 and one warrant was issued for every 25 Shares sold by the Managing Dealer in connection with the Initial Offering. All or a portion of the soliciting dealer warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one Share of Common Stock from the Company at a price of $12.00 during the five-year period commencing September 18, 1998. No soliciting dealer warrants, however, are exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Company issued approximately 36,000 soliciting dealer warrants. No soliciting dealer warrants will be issued in connection with this offering.

         CNL Securities Corp. will also receive, in connection with this offering, a Soliciting Dealer Servicing Fee payable annually by the Company beginning on December 31 of the year following the year in which the offering is completed in the amount of 0.20% of Invested Capital (calculated for purposes of this fee, using only Shares sold pursuant to this offering). CNL Securities Corp. in turn may reallow all or a portion of such fees to Soliciting Dealers whose clients hold Shares on such date. As of September 30, 2001, no such fees had been incurred.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the year ended December 31, 2000 and the period January 1, 2001 through November 9, 2001, the Company incurred $292,108 and $1,498,317, respectively, of such fees in connection with the Initial Offering and this offering.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2000 and the nine months ended September 30, 2001, the Company incurred $55,396 and $62,320, respectively, of such fees.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Years ended June 30, 2001 and 2000, the Company's Operating Expenses exceeded the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor reimbursed the Company such amounts in accordance with the Advisory Agreement. During the Expense Year ended September 30, 2001, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2000 and the nine months ended September 30, 2001, the Company incurred $346,918 and $295,969, respectively, for these services, $117,679 and $137,557, respectively, of such costs represented stock issuance costs, $31,370 and $12,758, respectively, represented acquisition-related costs and $197,869 and $145,654, respectively, represented general operating and administrative expenses.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.



                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in retirement properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Messrs. Seneff and Bourne also currently serve as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of June 30, 2001, the 18 partnerships and the two unlisted REITs had raised a total of approximately $2.1 billion from a total of approximately 102,000 investors, and owned approximately 1,600 fast-food, family-style and casual-dining restaurant properties, and 34 hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.


                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $15,000,000               December 31, 1986             30,000           December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987               50,000           November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988                50,000           June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988              60,000           February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                  50,000           December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990              70,000           May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000               March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000               September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992               4,000,000         June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.               (4,500,000 units)






                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $30,000,000               October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)      37,373,221 (3)       February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)

CNL Hospitality              $875,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (87,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on
       February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($45,000,000) of common stock. As of June 30, 2001, the Hospitality Properties REIT had received subscriptions totalling $223,562,040 (22,356,204 shares), including $1,534,980 (153,498 shares) through the reinvestment plan, from the 2000 Offering. As of such date, the Hospitality Properties REIT had purchased, directly or through its subsidiaries, 34 properties, including three properties on which hotels are being constructed, and one property through a joint venture, on which a resort is being constructed.

         Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of June 30, 2001, the partnership had raised approximately $19.5 million from 182 investors and had invested approximately $8.0 million in the resort, which is currently under construction.

         As of June 30, 2001, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of June 30, 2001. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 304 projects as of June 30, 2001. These 304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships), 28 commercial/retail properties (comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of June 30, 2001 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 2001, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA




      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund VI,        62 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MI, MN, NC, NE, NM,
                                                     NY, OH, OK, PA, TN,
                                                     TX, VA, WA, WY

CNL Income Fund            55 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               NE, OH, PA, SC, TN,
                                                     TX, UT, WA

CNL Income Fund            47 fast-food or           AZ, FL, IL, IN, LA,             All cash            Public
VIII, Ltd.                 family-style              MI, MN, NC, NY, OH,
                           restaurants               TN, TX, VA

CNL Income Fund IX,        46 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MI, MN,
                           restaurants               MS, NC, NH, NY, OH,
                                                     SC, TN, TX

CNL Income Fund X,         56 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        44 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            54 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IN, LA, MO, MS,
                           restaurants               NC, NM, OH, SC, TN,
                                                     TX, WA

CNL Income Fund            51 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            69 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA



      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund XV,        58 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            49 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, MN,
                           restaurants               MO, NC, NM, NV, OH,
                                                     PA, TN, TX, UT, WI

CNL Income Fund            33 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MI, NC, NE, NV, OH,
                           casual-dining             SC, TN, TX, WA
                           restaurants

CNL Income Fund            26 fast-food,             AZ, CA, FL, GA, IL,             All cash            Public
XVIII, Ltd.                family-style or           KY, MD, MN, NC, NV,
                           casual-dining             NY, OH, PA, TN, TX, VA
                           restaurants

CNL American               880 fast-food,            AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties Fund,           family-style or           CT, DE, FL, GA, IA,
Inc.                       casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            34 limited                AZ, CA, CO, FL, GA,               (2)             Public REIT
Properties, Inc.           service, extended         KS, MA, MD, ME, NC,
                           stay or full              NJ, NV, PA, TX, UT,
                           service hotels            VA, WA

---------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its lines of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of June 30, 2001, approximately 26% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REITs equity offerings.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1996 and December 2000, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                               DISTRIBUTION POLICY

DISTRIBUTIONS


         The following information updates and replaces the "Distribution Policy -- Distributions" section beginning on page 86 of the Prospectus.


         The following table presents total Distributions and Distributions per
Share:

                                                              Quarter
                                   --------------------------------------------------------------
                                      First           Second           Third           Fourth            Year
                                   -------------    ------------    -------------    ------------    --------------
   2001:

   Total Distributions declared        $219,887        $247,922         312,583         (2)
   Distributions per Share               0.1749          0.1749          0.1749         (2)


   2000:
   Total Distributions declared         $43,593        $108,932         $160,911        $188,642          $502,078
   Distributions per Share               0.0750          0.1537           0.1749          0.1749            0.5785

   1999:
   Total Distributions declared        (1)              (1)              $16,460         $33,944           $50,404
   Distributions per Share             (1)              (1)               0.0500          0.0750            0.1250


(1) For the period December 22, 1997, (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.


(2) In October and November 2001, the Company declared Distributions totalling $161,274 and $243,939, respectively, (each representing $0.0583 per Share), payable in December 2001, representing a distribution rate of 7.00% of Invested Capital on an annualized basis.

(3) For the nine months ended September 30, 2001, the year ended December 31, 2000 and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 59%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the nine months ended September 30, 2001 and the year ended December 31, 2000, approximately 41% and 46%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of September 30, 2001, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the nine months ended September 30, 2001, may not be indicative of the results that may be expected for the year ending December 31, 2001.

(4) Distributions declared and paid for the year ended December 31, 2000, represent a distribution rate of 5.785% of Invested Capital. Distributions for the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, represent a distribution rate of 3.00% of Invested Capital on an annualized basis. Distributions for the nine months ended September 30, 2001, represent a distribution rate of 7.00% of Invested Capital on an annualized basis.

         The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period.

         Distributions may be payable, by the election of the stockholder for a fee, monthly. A stockholder may elect to receive monthly Distributions, paid in arrears, by written notice to the Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

         Each stockholder who has elected to receive Distributions monthly will receive one-third of such quarterly Distribution at the end of such quarter. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account segregated from other Company funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those stockholders who have elected to receive Distributions monthly.

         Stockholders who elect the monthly distribution option will be charged an annual administrative fee, which will be $21.00, designed to cover the additional postage and handling associated with the more frequent Distributions. The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly Distribution. In the event that the interest earned on the monthly Distribution account exceeds the annual administrative fee, such excess interest will be available to the Company for Company purposes. The Company may change the amount of the fee by written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Stockholders who elect the monthly distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See "Summary of Reinvestment Plan" in this Supplement and the Prospectus.

         The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                   DEFINITIONS

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is Bank of New York, for participants in the Reinvestment Plan.





                                   ADDENDUM TO

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

              ----------------------------------------------------


               THE FORM OF  REINVESTMENT  PLAN IN THIS  ADDENDUM
               UPDATES AND  REPLACES  APPENDIX A TO THE  ATTACHED
               PROSPECTUS, DATED APRIL 17, 2001.


              ----------------------------------------------------

                                     FORM OF
                                REINVESTMENT PLAN

         CNL  RETIREMENT   PROPERTIES,   INC.,  a  Maryland   corporation   (the
"Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.


         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:


              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by CNL Retirement Corp. (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties;
         (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.


         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may
be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.


         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6. Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Retirement Corp. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11. Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a
         Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.


         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.


         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.




                                   ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION

                ----------------------------------------------------

                The updated pro forma financial statements and the unaudited financial statements of CNL Retirement Properties, Inc. contained in this addendum should be read in conjunction with Appendix B to the attached prospectus, dated April 17, 2001.

                ----------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.


                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of September 30, 2001                                       B-2

     Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2001           B-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2000                   B-4

     Notes to Pro Forma Consolidated Financial Statements for the nine months
        ended September 30, 2001 and the year ended December 31, 2000                                    B-5

Updated Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Retirement Properties, Inc.'s September 30, 2001 Form 10-Q:

     Condensed Consolidated Balance Sheets as of September 30, 2001 and December 31, 2000                B-8

     Condensed Consolidated Statements of Earnings for the quarters and nine months ended
        September 30, 2001 and 2000                                                                      B-9

     Condensed Consolidated Statements of Stockholders' Equity for the nine months ended
        September 30, 2001 and the year ended December 31, 2000                                          B-10

     Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2001
        and 2000                                                                                         B-11

     Notes to Condensed Consolidated Financial Statements for the quarters and nine months ended
        September 30, 2001 and 2000                                                                      B-12


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and subsidiaries (the "Company") gives effect to (i) the receipt of $17,841,976 in gross offering proceeds from the sale of 1,784,198 additional shares for the period October 1, 2001 through November 9, 2001, and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of September 30, 2001, to purchase two properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2001 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2001.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2001 and for the year ended December 31, 2000, include the operating results of the properties described in (ii) above and a property acquired by the Company on April 20, 2000, from (A) the later of (i) the date the date the property became operational by the previous owner or (ii) January 1, 2000, to (B) the earlier of (i) the date the property was acquired by the Company or (ii) the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001

                                                                                      Pro Forma
                           ASSETS                              Historical            Adjustments                Pro Forma
                                                              -------------          -------------            -------------

Land, buildings and equipment on operating leases, net         $ 14,106,765           $ 21,234,070    (a)      $ 35,340,835
Cash and cash equivalents                                         9,561,570             (1,598,744 )  (a)         7,962,826
Restricted cash                                                      27,137                     --                   27,137
Receivables                                                           7,386                     --                    7,386
Loan costs, net                                                      39,732                     --                   39,732
Accrued rental income                                                43,247                     --                   43,247
Other assets                                                        706,660               (180,431 )  (a)           526,229
                                                              -------------          -------------            -------------
                                                               $ 24,492,497           $ 19,454,895             $ 43,947,392
                                                              =============          =============            =============

            LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                            13,117                     --                   13,117
    Due to related parties                                        1,401,885              2,230,247    (a)         3,632,132
    Security deposits                                               553,956                810,030    (a)         1,363,986
    Rent paid in advance                                             27,314                     --                   27,314
                                                              -------------          -------------            -------------
          Total liabilities                                       1,996,272              3,040,277                5,036,549
                                                              -------------          -------------            -------------


Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                          --                     --                       --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                        --                     --                       --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued 2,734,552
       and outstanding 2,729,821 shares; issued 4,518,750
       and outstanding 4,514,019 shares, as adjusted                 27,298                 17,842    (a)            45,140
    Capital in excess of par value                               23,154,278             16,396,776    (a)        39,551,054
    Accumulated distributions in excess of net earnings            (685,351 )                   --                 (685,351 )
                                                              -------------          -------------            -------------
          Total stockholders' equity                             22,496,225             16,414,618               38,910,843
                                                              -------------          -------------            -------------
                                                               $ 24,492,497           $ 19,454,895             $ 43,947,392
                                                              =============          =============            =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------
Revenues:
    Rental income from operating leases                  $1,034,820              $ 1,794,799     (1)      $2,829,619
    FF&E reserve income                                      29,830                       --                  29,830
    Interest and other income                                30,812                  (23,647   ) (3)           7,165
                                                        ------------          ---------------           -------------
                                                          1,095,462                1,794,799               2,866,614
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                105,055                       --                 105,055
    General operating and administrative                    286,766                       --                 286,766
    Asset management fees to related party                   62,320                   91,128     (5)         153,448
    Reimbursement of operating expenses
       from related party                                  (145,015  )               145,015     (6)              --
    Depreciation and amortization                           335,201                  457,316     (7)         792,517
                                                        ------------          ---------------           -------------
                                                            644,327                  693,459               1,337,786
                                                        ------------          ---------------           -------------
Net Earnings                                             $  451,135              $ 1,101,340              $1,528,828
                                                        ============          ===============           =============

Earnings Per Share of Common Stock
    (Basic and Diluted)                                  $     0.29                              (8)      $     0.45
                                                        ============                                    =============

Weighted Average Number of Shares of Common
    Stock Outstanding                                     1,561,409                              (8)       3,397,493
                                                        ============                                    =============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2000

                                                                                 Pro Forma
                                                         Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------

Revenues:
    Rental income from operating leases                   $ 962,000              $ 1,172,291   (1)        $2,134,291
    FF&E reserve income                                      19,672                    9,809   (2)            29,481
    Interest income                                         103,058                  (90,959   (3)            12,099
                                                        ------------          ---------------           -------------
                                                          1,084,730                1,091,141               2,175,871
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                367,374                  216,563   (4)           583,937
    General operating and administrative                    340,086                       --                 340,086
    Asset management fees to related party                   55,396                   58,528   (5)           113,924
    Reimbursement of operating expenses from
       related party                                       (213,886 )                 73,199   (6)          (140,687  )
    Depreciation and amortization                           310,982                  327,684   (7)           638,666
                                                        ------------          ---------------           -------------
                                                            859,952                  675,974               1,535,926
                                                        ------------          ---------------           -------------


Net Earnings                                              $ 224,778              $   415,167              $  639,945
                                                        ============          ===============           =============

Earnings Per Share of Common Stock
    (Basic and Diluted)                                   $    0.27                            (8)        $     0.42
                                                        ============                                    =============

Weighted Average Number of Shares of Common
    Stock Outstanding                                       845,833                            (8)         1,511,016
                                                        ============                                    =============




See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $17,841,976 from the sale of 1,784,198 shares during the period October 1, 2001 through November 9, 2001, the receipt of $810,030 from the lessees as security deposits and $1,598,744 of cash and cash equivalents used to acquire two properties for $20,250,750. Also represents accruals of $2,230,247 for amounts due to related parties for acquisition fees of $802,889 (4.5% of gross proceeds), selling commissions of $1,338,148 (7.5% of gross proceeds) and marketing support and due diligence expense reimbursement fees of $89,210 (0.5% of gross proceeds) which have been netted against stockholders' equity. In addition, miscellaneous acquisition costs of $72,036 and acquisition fees of $911,284 that relate to the two properties have been capitalized to land, buildings and equipment on operating leases.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases for the properties acquired by the Company as of November 9, 2001 (the "Pro Forma Property" or "Pro Forma Properties") for the period commencing
         (A) the later of the (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 2000, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                               Date the Property
                                                                         Date                became Operational as
                                                               Acquired by the Company         a Rental Property
                                                               -------------------------    ------------------------

           Brighton Gardens in Orland Park, IL                     April 20, 2000               October 11, 1999
             (the "Orland Park Property")
           Broadway Plaza in Arlington, TX                         November 9, 2001             August 15, 2000
             (the "Arlington Property")
           Homewood Residence in Boca Raton, FL                    November 9, 2001             October 1, 2000
             (the "Boca Raton Property")

         The leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the properties.

(2) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Orland Park Property (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income was earned at approximately $2,500 per month.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 2000, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1). The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four to five percent per annum by the Company during the nine months ended September 30, 2001 and the year ended December 31, 2000.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(4) Represents adjustment to interest expense incurred at a rate of 8.75% per annum in connection with the assumed borrowings from the line of credit of $8,100,000 from January 1, 2000, to the date the Orland Park Property was acquired by the Company.

(5) Represents increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 2000, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1). Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(6) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Years ended June 30, 2001 and June 30, 2000, the Company's operating expenses exceeded the Expense Cap by $145,015 and $213,886, respectively.

         As a result of the Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 2000, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the nine months ended September 30, 2001 and the year ended December 31, 2000.

(7) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $55,917 amortized under the straight-line method (which approximates the effective interest method) over a period of five years from January 1, 2000, to the date the Orland Park Property was acquired by the Company.

(8) Historical earnings per share was calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2001 and the year ended December 31, 2000.

         As a result of the Orland Park Property being treated in the Pro Forma Consolidated Statement of Earnings as operational since January 1, 2000, the Company assumed approximately 671,000 shares of common stock were sold, and the net offering proceeds were available for the purchase of this property. Consequently, the weighted average number of shares outstanding for the year ended December 31, 2000, were adjusted by an additional 130,600 shares as of January 1, 2000.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

         In addition, as a result of the Arlington Property and the Boca Raton Property being treated in the Pro Forma Consolidated Statements of Earnings as operational since August 15, 2000 and October 1, 2000, respectively, the Company assumed approximately 2,025,075 shares of common stock were sold, and the net offering proceeds were available for the purchase of these properties. Consequently, the weighted average number of shares for the nine months ended September 30, 2001 and the year ended December 31, 2000, were adjusted by an additional 1,057,875 shares for the purchase of the Arlington Property as of January 1, 2001 and August 15, 2000, and by an additional 967,200 for the purchase of the Boca Raton Property as of January 1, 2001 and October 1, 2000, respectively.

         Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, for the nine months ended September 30, 2001 and the year ended December 31, 2000.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               September 30,              December 31,
                                                                                   2001                       2000
                                                                            -----------------           ---------------

                                ASSETS

Land, building and equipment on operating lease, less accumulated
   depreciation of $629,998 and $303,184, respectively                        $  14,106,765              $ 14,417,908
Cash and cash equivalents                                                         9,561,570                   177,884
Restricted cash                                                                      27,137                    17,312
Receivables                                                                           7,386                     2,472
Loan costs, less accumulated amortization of $16,185 and
   $7,798, respectively                                                              39,732                    48,119
Accrued rental income                                                                43,247                    21,128
Other assets                                                                        706,660                     3,737
                                                                           ------------------         -----------------

                                                                              $  24,492,497              $ 14,688,560
                                                                           ==================         =================

                   LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities:
    Line of credit                                                            $          --              $  3,795,000
    Due to related parties                                                        1,401,885                 1,117,799
    Accounts payable and accrued expenses                                            13,117                     5,864
    Interest payable                                                                     --                    11,045
    Security deposit                                                                553,956                   553,956
    Rent paid in advance                                                             27,314                     1,348
                                                                           ------------------         -----------------
          Total liabilities                                                       1,996,272                 5,485,012
                                                                           ------------------         -----------------

Stockholders' equity:
    Preferred stock, without par value.
         Authorized and unissued 3,000,000 shares                                        --                        --
    Excess shares, $.01 par value per share.
         Authorized and unissued 103,000,000 shares                                      --                        --
   Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued 2,734,552 and 1,189,156 shares, respectively, outstanding 2,729,821
       and 1,185,840 shares, respectively                                            27,298                    11,858
    Capital in excess of par value                                               23,154,278                 9,547,784
    Accumulated distributions in excess of net earnings                            (685,351  )               (356,094  )
                                                                           ------------------         -----------------
          Total stockholders' equity                                             22,496,225                 9,203,548
                                                                           ------------------         -----------------

                                                                              $  24,492,497              $ 14,688,560
                                                                           ==================         =================


     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                                      Quarter                       Nine Months
                                                                Ended September 30,             Ended September 30,
                                                              2001             2000             2001            2000
                                                          --------------    ------------    -------------    ------------

Revenues:
    Rental income from operating lease                       $  344,940       $ 344,940      $ 1,034,820       $ 617,059
    FF&E reserve income                                          12,304           6,219           29,830           9,835
    Interest and other income                                    25,520           5,615           30,812          98,464
                                                           --------------   -------------    -------------   --------------
                                                                382,764         356,774        1,095,462         725,358
                                                           --------------   -------------    -------------   --------------

Expenses:
    Interest                                                      1,262         133,633          105,055         263,409
    General operating and administrative                         76,885          76,214          286,766         269,828
    Asset management fees to related party                       20,773          20,773           62,320          34,622
    Reimbursement of operating expenses
       from related party                                            --              --         (145,015  )     (213,886   )
    Depreciation and amortization                               112,002         111,482          335,201         199,428
                                                           --------------   -------------    -------------   --------------
                                                                210,922         342,102          644,327         553,401
                                                           --------------   -------------    -------------   --------------

Net Earnings                                                 $  171,842       $  14,672        $ 451,135       $ 171,957
                                                           ==============   =============    =============   ==============

Net Earnings Per Share of Common Stock
    (Basic and Diluted)                                        $    .09         $   .02          $   .29        $    .23
                                                           ==============   =============    =============   ==============

Weighted Average Number of Shares of
   Common Stock Outstanding (Basic and
   Diluted)                                                   1,950,496         940,592        1,561,409         758,132
                                                           ==============   =============    =============   ==============



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

      Nine Months Ended September 30, 2001 and Year Ended December 31, 2000

                                                  Common stock
                                          ------------------------------                         Accumulated
                                                                              Capital in        distributions
                                             Number             Par           Excess of          in excess of
                                           of shares           value          par value          net earnings            Total
                                          --------------    ------------    ---------------    -----------------    --------------


  Balance at December 31, 1999                 540,028         $  5,400       $ 3,365,531          $   (78,794  )      $3,292,137

  Subscriptions received for common
    stock through public offering
    and distribution reinvestment plan         625,628            6,256         6,250,054                   --          6,256,310

  Subscriptions released from escrow            23,500              235           234,765                   --            235,000

  Retirement of common stock                    (3,316  )           (33  )        (30,475  )                --            (30,508  )

  Stock issuance costs                              --               --        (1,027,216  )                --         (1,027,216  )

  Adjustment to previously accrued stock
    issuance costs                                  --               --           755,125                   --            755,125

  Net earnings                                      --               --                --              224,778            224,778

  Distributions declared and paid
    ($.5785 per share)                              --               --                --             (502,078  )        (502,078  )
                                          --------------    -------------    --------------     ----------------    ---------------

  Balance at December 31, 2000               1,185,840           11,858         9,547,784             (356,094  )       9,203,548

  Subscriptions received for common
    stock through public offering and
    distribution reinvestment plan           1,545,396           15,454        15,438,504                   --         15,453,958

  Retirement of common stock                    (1,415  )           (14  )        (13,006  )                --            (13,020  )

  Stock issuance costs                              --               --        (1,819,004  )                --         (1,819,004  )

  Net earnings                                      --               --                --              451,135            451,135

  Distributions declared and paid
    ($.5247 per share)                              --               --                --             (780,392  )        (780,392  )
                                          --------------    -------------    --------------     ----------------    ---------------

  Balance at September 30, 2001              2,729,821         $ 27,298      $ 23,154,278          $  (685,351  )    $ 22,496,225
                                          ==============    =============    ==============     ================    ===============




     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    Nine Months Ended
                                                                                       September 30,
                                                                                 2001                 2000
                                                                            -------------       --------------
Increases (Decreases) in Cash and Cash Equivalents:

    Net Cash Provided by Operating Activities                               $    770,454         $    941,807
                                                                            -------------       --------------

    Net Cash Used in Investing Activities:
       Additions to land, building and equipment on operating
          lease                                                                 (15,671  )       (13,848,900  )
       Payment of acquisition costs                                            (668,308  )          (483,972  )
       Increase in restricted cash                                               (9,825  )                --
                                                                           --------------       --------------
            Net cash used in investing activities                              (693,804  )       (14,332,872  )
                                                                           --------------       --------------

    Net Cash Provided by (Used in) Financing Activities:
       Payment of offering and acquisition costs paid by related
          parties on behalf of the Company                                     (278,072  )          (343,589  )
       Proceeds from line of credit                                                  --            8,100,000
       Payment of loan costs                                                         --              (55,917  )
       Repayment of borrowings on line of credit                             (3,795,000  )        (2,730,000  )
       Subscriptions received from stockholders                              15,453,958            4,778,125
       Distributions to stockholders                                           (780,392  )          (313,436  )
       Retirement of common stock                                                (5,226  )                --
       Payment of stock issuance costs                                       (1,288,232  )          (378,745  )
                                                                           --------------       --------------
            Net cash provided by financing activities                         9,307,036            9,056,438
                                                                           --------------       --------------

Net Increase (Decrease) in Cash and Cash Equivalents                          9,383,686           (4,334,627  )

Cash and Cash Equivalents at Beginning of Period                                177,884            4,744,222
                                                                           --------------       --------------

Cash and Cash Equivalents at End of Period                                  $ 9,561,570          $   409,595
                                                                           ==============       ==============


Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

       Amounts incurred by the Company and paid by related parties on behalf of the Company and its subsidiaries were as follows:
            Acquisition costs                                               $    97,513          $    94,307
            Stock issuance costs                                                443,876              244,740
                                                                           --------------       --------------
                                                                            $   541,389          $   339,047
                                                                           ==============       ==============



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2001 and 2000


1.       Organization and Nature of Business:

         CNL Retirement Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997. The term "Company"
         includes, unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement - GP/Holding Corp., CNL Retirement Partners, LP and each of their subsidiaries. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

         The Company intends to use the proceeds from its public offerings after deducting offering expenses, primarily to acquire real estate properties ("Property" or "Properties") located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") to operators in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10 percent of gross proceeds of the Company's offerings.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 2001, may not be indicative of the results that may be expected for the year ending December 31, 2001. Amounts included in the financial statements as of December 31, 2000, have been derived from audited financial statements as of that date.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 2000.

         The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement - GP/Holding Corp., CNL Retirement Partners, LP and each of their subsidiaries. All significant intercompany balances and transactions have been eliminated.

         The Company follows Staff Accounting Bulletin No. 101 ("SAB 101") which provides the Securities and Exchange Commission staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 requires the Company to defer recognition of percentage rental income until the thresholds requiring such payments in accordance with the lease terms are met.

3.       Public Offerings:

         On September 18, 2000, the Company completed its offering of up to 15,500,000 shares of common stock ($155,000,000) (the "Initial Offering"), which included 500,000 shares ($5,000,000) available only to stockholders who elected to participate in the Company's distribution reinvestment plan.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

           Quarters and Nine Months Ended September 30, 2001 and 2000


3.       Public Offerings - Continued:

         Immediately following the completion of the Initial Offering, the Company commenced an offering of up to 15,500,000 additional shares of common stock ($155,000,000) (the "2000 Offering"). Of the 15,500,000
         shares of common stock offered, up to 500,000 are available to stockholders purchasing shares through the distribution reinvestment plan. As of September 30, 2001, the Company had received total subscription proceeds from the Initial Offering and the 2000 Offering of $27,145,552 (2,714,552 shares), including $310,733 (31,073 shares)
         through the distribution reinvestment plan.

4.       Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to the Company being listed on a national securities exchange or over-the counter market ("Listing"), any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the nine months ended September 30, 2001, 1,415 shares of common stock were presented for redemption for $13,020 ($9.20 per share) and retired from shares outstanding of common stock.

5.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with its offerings, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, and legal, accounting, printing and escrow fees, which reduced the gross offering proceeds. During the nine months ended September 30, 2001, the Company incurred $1,819,004 in offering costs, including $1,236,317 in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 7). These amounts have been charged to stockholders' equity.

         The  Advisor  has  agreed  to  pay  all  offering  expenses  (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed 3 percent of the gross offering proceeds received from the sale of shares of the Company in connection with the 2000 Offering prior to July 1, 2001. Offering expenses paid by the Company together with selling commissions, the marketing support and due diligence expense reimbursement fee and the soliciting dealer servicing fee incurred by the Company will not exceed 13 percent of the proceeds raised in connection with the 2000 Offering.

6.       Distributions:

         For the nine months ended September 30, 2001, approximately 59 percent of the distributions paid to stockholders are considered ordinary income and approximately 41 percent are considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2001, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions paid for the nine months ended September 30, 2001, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

           Quarters and Nine Months Ended September 30, 2001 and 2000


7.       Related Party Arrangements:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         CNL Securities  Corp. is entitled to receive  commissions  amounting to
         7.5 percent of the total amount raised from the sale of shares for services in connection with the offerings. During the nine months ended September 30, 2001, the Company incurred $1,159,047 of such fees, of which $1,081,777 has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the nine months ended September 30, 2001, the Company incurred $77,270 of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable by the Company beginning on December 31 of the year following the year in which the 2000 Offering is completed and every December 31 thereafter until the Company's shares are listed on a national securities exchange or over-the-counter market ("Listing"). The soliciting dealer servicing fee will be equal to 0.20 percent of the aggregate investment of stockholders who purchase shares in the 2000 Offering. CNL Securities Corp. in turn may pay all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of September 30, 2001, no soliciting dealer servicing fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of the leases of the Properties and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. The Advisor is also entitled to receive acquisition fees equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time Listing occurs. During the nine months ended September 30, 2001, the Company incurred $693,469 of such fees. These fees are included in other assets and capitalized to land, building and equipment upon the purchase of assets.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the nine months ended September 30, 2001 and 2000, the Company incurred $62,320 and $34,622, respectively, of such fees.

         Also, pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which total operating expenses (as defined in the advisory agreement) paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). Operating expenses for the Expense Years ended June 30, 2001 and 2000, exceeded the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor has reimbursed the Company such amounts in accordance with the advisory agreement. During the Expense Years ended September 30, 2001 and 2000, the Company's operating expenses did not exceed the Expense Cap.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

           Quarters and Nine Months Ended September 30, 2001 and 2000


7.       Related Party Arrangements - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings) on a day-to-day basis. Expenses incurred for these services were classified as follows for the nine months ended September 30:

                                                                           2001                     2000
                                                                     -----------------        ----------------

      Stock issuance costs                                                $   137,557              $   103,158
      Land, building and equipment on operating lease
           and other assets                                                    12,758                   31,190
      General operating and administrative expenses                           145,654                  164,296
                                                                     -----------------        ----------------

                                                                          $   295,969              $   298,644
                                                                     =================        ================

Amounts due to related parties consisted of the following at:

                                                                       September 30,            December 31,
                                                                           2001                     2000
                                                                     -----------------        ----------------

      Due to the Advisor and its affiliates:
          Expenditures incurred for offering expenses on
            behalf of the Company                                         $  1,243,696            $   982,100
          Accounting and administrative services                                21,287                 32,964
          Acquisition fees and miscellaneous acquisition
            expenses                                                            50,856                 96,526
                                                                     -----------------        ----------------
                                                                             1,315,839              1,111,590
                                                                     -----------------        ----------------

      Due to CNL Securities Corp.:
          Selling commissions                                                   80,665                  5,819
          Marketing support and due diligence expense
            reimbursement fee                                                    5,381                    390
                                                                     -----------------        ----------------
                                                                                86,046                  6,209
                                                                     -----------------        ----------------

                                                                          $  1,401,885           $  1,117,799
                                                                     =================        ================

8.       Concentration of Credit Risk:

         All of the Company's rental income for the nine months ended September 30, 2001 and 2000, was earned from one lessee, BG Orland Park, LLC, which operates the Property as a Brighton Gardens by Marriott. It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired in subsequent periods.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

           Quarters and Nine Months Ended September 30, 2001 and 2000


8.       Concentration of Credit Risk - Continued:

         Although the Company intends to acquire additional Properties, including Properties located in various states and regions, and to carefully screen its tenants in order to reduce risks of default, failure of the lessee or the Marriott brand chain would significantly impact the Company's results of operations. However, management believes that the risk of a default is reduced due to the Company's initial and continuing due diligence procedures.

9.       Subsequent Events:

         During the period October 1, 2001 through October 29, 2001, the Company received subscription proceeds for an additional 1,225,000 shares ($12,249,996) of common stock. As of October 29, 2001, the Company had received total subscription proceeds of $39,395,520.

         On October 1, 2001, the Company declared distributions totaling $161,274 or $0.0583 per share of common stock, payable in December 2001, to stockholders of record on October 1, 2001.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of American Retirement Corp. ("ARC") guaranteeing lease payments for the tenant relating to the two Properties acquired by the Company on November 9, 2001. The summarized financial information presented for ARC as of December 31, 2000 and December 31, 1999, and for each of the two years ended December 31, 2000, was obtained from the Form 10-K filed by ARC with the Securities and Exchange Commission for the year ended December 31, 2000. The summarized financial information presented for ARC as of September 30, 2001 was obtained from the Form 10-Q filed by ARC with the Securities and Exchange Commission for the nine months ended September 30, 2001.

                                                                          Page
American Retirement Corp. and Subsidiaries:

    Selected Financial Data for the nine months ended September 30,
         2001 and the years ended December 31, 2000, 1999 and 1998         B-18

                           Other Financial Information

                   American Retirement Corp. and Subsidiaries
                             Selected Financial Data
                      (in Thousands, except per share data)




Consolidated Balance Sheet Data:
                                                September 30,           December 31,            December 31,
                                                    2001                    2000                   1999
                                                 ------------            ------------           ------------

Current assets                                       $52,523               $ 50,728               $ 63,185
Noncurrent assets                                    778,842                741,752                677,226
Current liabilities                                   75,753                 36,448                 39,595
Noncurrent liabilities                               625,905                614,075                552,648
Stockholders' equity                                 129,707                141,957                148,168



Consolidated Statements of Income Data:

                                                  Nine Months Ended         Year Ended          Year Ended         Year Ended
                                                   September 30,           December 31,        December 31,        December 31,
                                                        2001                   2000                1999                1998
                                               -----------------------    ---------------     ----------------    ----------------

Revenues                                                $189,801                $206,114            $175,270           $142,357

Costs and expenses (including income
   tax expense and extraordinary items)                  201,665                 211,960             173,218            135,457
                                                    ------------           -------------       -------------        -----------

Net income (loss)                                      $ (11,864 )              $ (5,846 )           $ 2,052            $ 6,900
                                                    ============           =============       =============        ===========

Basic earnings (loss) per share                          $ (0.69 )               $ (0.34 )           $  0.12            $  0.49
                                                    ============           =============       =============        ===========

Diluted earnings (loss) per share                        $ (0.69 )               $ (0.34 )           $  0.12            $  0.49
                                                    ============           =============       =============        ===========







                                   ADDENDUM TO
                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         -------------------------------------------------------------

         THE PRIOR PERFORMANCE TABLES OF CNL RETIREMENT PROPERTIES, INC. CONTAINED IN THIS ADDENDUM UPDATE AND REPLACE APPENDIX C TO THE ATTACHED PROSPECTUS, DATED APRIL 17, 2001.

         -------------------------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL
Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 2001. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1996 and June 2001.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1996 and June 2001. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 2001.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 2001, of the Prior Public Programs, the offerings of which became fully subscribed between July 1996 and June 2001.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1996 and June 2001.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                            CNL American        CNL Income         CNL Income       CNL Hospitality
                                           Properties Fund,      Fund XVII,         Fund XVIII,        Properties,
                                                 Inc.               Ltd.               Ltd.                Inc.
                                           ----------------   ---------------     --------------    -----------------
                                              (Note 1)                                                  (Note 2)

Dollar amount offered                         $747,464,420       $30,000,000        $35,000,000         $425,072,637
                                           ================   ===============     ==============    =================

Dollar amount raised                                 100.0 %           100.0 %            100.0 %              100.0 %
                                           ----------------   ---------------     --------------    -----------------

Less offering expenses:

   Selling commissions and discounts                  (7.5 )            (8.5 )             (8.5 )               (7.5 )
   Organizational expenses                            (2.2 )            (3.0 )             (3.0 )               (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                           (0.5 )            (0.5 )             (0.5 )               (0.5 )
                                           ----------------   ---------------     --------------    -----------------
                                                     (10.2 )           (12.0 )            (12.0 )              (11.0 )
                                           ----------------   ---------------     --------------    -----------------
Reserve for operations                                  --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Percent available for investment                      89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Acquisition costs:

   Cash down payment                                  85.3 %            83.5 %             83.5 %               84.5 %
   Acquisition fees paid to affiliates                 4.5               4.5                4.5                  4.5
   Loan costs                                           --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Total acquisition costs                               89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                  --                --                 --                 31.5 %

Date offering began                       4/19/95, 2/06/97           9/02/95            9/20/96          7/09/97 and
                                               and 3/02/98                                                   6/17/99

Length of offering (in months)               22, 13 and 9,                12                 17           23 and 15,
                                              respectively                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                    23, 16 and 11,                15                 17           29 and 16,
                                              respectively                                              respectively



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. During the offerings, APF did not utilize mortgage financing to acquire properties.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Hospitality Properties REIT commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS - CONTINUED




Note 2
   (Continued):   Registration  Statement on Form S-11 under the  Securities Act of 1933, as amended,  effective June 4, 1999, the  Hospitality
                  Properties  REIT  registered  for sale up to  $275,000,000  of shares  of  common  stock  (the  "1999  Offering").  The  1999
                  Offering  of  the   Hospitality   Properties   REIT  commenced
                  following the  completion of the Initial  Offering on June 17,
                  1999,  and upon  completion  of the 1999 Offering on September
                  14, 2000, the company had received approximately $275,000,000, including  $965,194  (96,520  shares)  issued  pursuant to the reinvestment  plan.  Pursuant to a  Registration  Statement on
                  Form  S-11  under  the  Securities  Act of 1933,  as  amended, effective  May  23,  2000,  the  Hospitality  Properties  REIT
                  registered  for sale up to  $450,000,000  of  shares of common
                  stock  (the  "2000  Offering").   The  2000  Offering  of  the
                  Hospitality Properties REIT commenced following the completion of the 1999  Offering on September  14,  2000.  As of June 30,
                  2001,   the   Hospitality   Properties   REIT   had   received
                  subscription proceeds of $223,562,040 (22,356,204 shares) from its 2000 Offering, including $1,534,980 (153,498 shares) issued pursuant to the reinvestment plan.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                   CNL American        CNL Income       CNL Income        CNL Hospitality
                                                 Properties Fund,      Fund XVII,       Fund XVIII,         Properties,
                                                       Inc.               Ltd.             Ltd.                Inc.
                                                 ------------------  ---------------  ----------------  --------------------
                                                  (Notes 1, 2 and 6)                                          (Note 4)

Date offering commenced                           4/19/95, 2/06/97          9/02/95           9/20/96       7/9/97, 6/17/99
                                                       and 3/02/98                                              and 9/15/00

Dollar amount raised                                  $747,464,420      $30,000,000       $35,000,000          $648,633,665
                                                 ==================  ===============  ================  ====================
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                  56,059,832        2,550,000         2,975,000            46,630,958
     Real estate commissions                                    --               --                --                    --
     Acquisition fees (Notes 5, 6 and 8)                33,604,618        1,350,000         1,575,000            28,201,434
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                            3,737,322          150,000           175,000             3,030,226
                                                 ------------------  ---------------  ----------------  --------------------
Total amount paid to sponsor                            93,401,772        4,050,000         4,725,000            77,862,618
                                                 ==================  ===============  ================  ====================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2001 (6 months) (Note 7)                          (38,294,777 )        954,462         1,011,350            32,255,663
     2000 (Note 7)                                    (152,419,134 )      1,946,582         2,430,370            45,528,919
     1999 (Note 7)                                     311,630,414        2,567,164         2,921,071            13,348,795
     1998                                               42,216,874        2,638,733         2,964,628             2,985,455
     1997                                               18,514,122        2,611,191         1,471,805                29,358
     1996                                                6,096,045        1,340,159            30,126                    --
     1995                                                  594,425           11,671                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Notes 6 and 9):
     2001 (6 months)                                     2,035,295          158,502           181,315             2,143,833
     2000                                                3,542,515          100,360           120,319             1,878,358
     1999                                                4,369,200          117,146           124,031               458,634
     1998                                                3,100,599          117,814           132,890               208,490
     1997                                                1,437,908          116,077           110,049                 6,889
     1996                                                  613,505          107,211             2,980                    --
     1995                                                   95,966            2,659                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                      33,574,439        4,276,327         1,537,547                    --
     Notes                                                      --               --                --                    --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                    --               --                --                    --
     Incentive fees                                             --               --                --                    --
     Other (Note 6)                                             --               --                --                    --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The

Note 1
   (Continued):   1998  Offering  became fully  subscribed  in December 1998 and proceeds from the last  subscriptions were received in January
                  1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
                  $70,070, respectively, in secured equipment lease servicing fees.

Note 3:           Excludes  properties sold and substituted  with replacement
                  properties,   as  permitted  under  the  terms  of  the  lease
                  agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Hospitality Properties REIT commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                  Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000. As of June 30,
                  2001, the Hospitality Properties REIT had received subscription proceeds of $223,562,040 (22,356,204 shares) from its 2000 Offering, including $1,534,980 (153,498 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering, the 1999 Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of June 30, 2001.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8:           The advisor of the Hospitality  Properties REIT is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the six months ended June 30, 2001 and the year ended December 31, 2000, the Hospitality Properties REIT paid the advisor approximately $1.6 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings and, therefore, were excluded from this table.

Note 9: In addition to the amount paid to sponsor from operations presented in this table, during the years ended December 31, 1998, 1999 and 2000, APF incurred $300,206, $1,493,437 and
                  $1,493,436, respectively, of soliciting dealer servicing fees payable to the sponsor, and during the year ended December 31, 2000, the Hospitality Properties REIT incurred $300,032 of soliciting dealer servicing fees payable to the sponsor.

Note 10: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Company issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.


                                                                      1994                                          1997
                                                                    (Note 1)        1995            1996          (Note 2)
                                                                   ------------  ------------   -------------   -------------

Gross revenue                                                           $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                          --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15, 18 and 21)                      --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                        --            --              --              --
Interest income                                                             --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                   --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                    --            --              --              --
       Loss on investment in securities                                     --            --              --              --
       Cumulative effect of accounting change                               --            --              --              --
       Provision for loss on mortgage notes held for sale                   --            --              --              --
       Interest expense                                                     --            --              --              --
       Depreciation and amortization                                        --      (104,131 )      (521,871 )    (1,795,062 )
       Advisor acquisition expense (Note 16)                                --            --              --              --
       Minority interest in (income)/loss of consolidated joint
         ventures                                                           --           (76 )       (29,927 )       (31,453 )
                                                                   ------------  ------------   -------------   -------------
Net income (loss) - GAAP basis                                              --       368,779       4,745,962      15,564,456
                                                                   ============  ============   =============   =============
Taxable income
    -  from operations (Note 8)                                             --       379,935       4,894,262      15,727,311
                                                                   ============  ============   =============   =============
    -  from gain (loss) on sale (Notes 7, 15, 18 and 21)                    --            --              --         (41,115 )
                                                                   ============  ============   =============   =============

Cash generated from (used in) operations (Notes 4 and 5)                    --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                          --            --              --       6,289,236
Cash generated from refinancing                                             --            --              --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated from (used in) operations, sales and refinancing             --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                  --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                            --            --              --              --
      -  from cash flow from prior period                                   --            --              --              --
      -  from return of capital (Note 10)                                   --      (136,827 )            --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions                        --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and
refinancing):
      Subscriptions received from stockholders                              --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                  200,000            --              --              --
      Retirement of shares of common stock (Note 13)                        --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                              --       200,000          97,419              --
      Distributions to minority interest                                    --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                      (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings on operating leases                 --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                 --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases              --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                            --            --              --              --
      Proceeds from sale of securities                                      --            --              --              --
      Proceeds from borrowing from affiliate (Note 22)                      --            --              --              --
      Investment in joint venture                                           --            --              --              --
      Increase in restricted cash                                           --            --              --              --
      Purchase of other investments (Note 4)                                --            --              --              --
      Investment in mortgage notes receivable (Note 4)                      --            --     (13,547,264 )    (4,401,982 )
      Collections on mortgage notes receivable (Note 4)                     --            --         133,850         250,732
      Investment in equipment and other notes receivable                    --            --              --     (12,521,401 )
      Collections on equipment and other notes receivable                   --            --              --              --
      Redemption of (investment in) certificates of deposit                 --            --              --      (2,000,000 )
      Proceeds from the issuance of bonds                                   --            --              --              --
      Payment on bonds                                                      --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                       --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                           --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note 20)   (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
      Decrease (increase) in intangibles and other assets                   --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities             --            --              --              --
      Payments on mortgage warehouse facilities                             --            --              --              --
      Payments of loan and bond issuance costs                              --            --              --              --
      Other                                                                 --            --         (54,533 )        49,001
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                      945    11,507,500      30,941,643       5,136,689
                                                                   ============  ============   =============   =============


                                                          6 months
     1998              1999             2000                2001
   (Note 3)          (Note 3)         (Note 3)            (Note 3)
---------------   ---------------   --------------     ---------------

   $33,202,491      $ 62,165,451     $ 93,693,424        $ 61,289,221
        16,018            97,307           97,559             417,205
            --        (1,851,838 )       (721,230 )        (1,303,815 )
      (611,534 )      (7,779,195 )     (2,575,716 )        (4,328,757 )
     8,984,546        13,335,146       29,794,446          27,531,159
    (5,354,859 )     (12,078,868 )    (30,540,955 )       (18,295,761 )
            --        (6,798,803 )    (10,315,116 )                --
            --                --       (5,347,659 )          (121,675 )
            --                --               --          (3,840,902 )
            --                --       (6,854,932 )                --
            --       (10,205,197 )    (47,612,460 )       (36,512,583 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )       (11,533,437 )
            --       (76,333,516 )             --                  --

       (30,156 )         (41,678 )      1,023,730              67,982
---------------   ---------------   --------------     ---------------
    32,152,408       (49,837,334 )      2,927,163          13,368,637
===============   ===============   ==============     ===============

    33,553,390        58,152,473       28,881,542          16,146,518
===============   ===============   ==============     ===============
      (149,948 )        (789,861 )     (2,696,079 )        (5,404,955 )
===============   ===============   ==============     ===============

    39,116,275       307,261,214     (155,961,649 )       (40,330,072 )
     2,385,941         5,302,433       12,833,063           4,840,491
            --                --               --                  --
---------------   ---------------   --------------     ---------------
    41,502,216       312,563,647     (143,128,586 )       (35,489,581 )

   (39,116,275 )     (60,078,825 )             --                  --
            --                --               --                  --
      (265,053 )              --      (66,329,582 )                --
       (67,821 )              --               --         (33,164,779 )
---------------   ---------------   --------------     ---------------
     2,053,067       252,484,822     (209,458,168 )       (68,654,360 )

   385,523,966           210,736               --                  --
            --                --               --                  --
      (639,528 )         (50,891 )             --                  --

            --           740,621           39,922                  --
       (34,073 )         (66,763 )       (146,601 )          (117,834 )
   (34,579,650 )        (737,190 )     (1,493,436 )                --
  (200,101,667 )    (286,411,210 )   (160,901,355 )        (7,571,946 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )        (1,251,545 )
            --         2,252,766        1,848,664           1,149,528

            --                --        1,187,238                  --
            --                --        7,720,997                  --
            --                --               --           2,000,000
      (974,696 )        (187,452 )             --                  --
            --                --       (1,875,838 )        (5,476,786 )
   (16,083,055 )              --       (2,831,779 )                --
    (2,886,648 )      (4,041,427 )       (653,922 )          (632,682 )
       291,990           393,468          965,612             348,561
    (7,837,750 )     (26,963,918 )    (10,476,685 )        (8,550,000 )
     1,263,633         3,500,599        7,368,619           8,171,592
            --         2,000,000               --                  --
            --                --      280,906,000          41,722,667
            --                --       (2,422,469 )        (4,232,289 )

     7,692,040       439,941,245      397,538,000          41,704,000
        (8,039 )     (61,580,289 )   (586,425,008 )       (26,154,906 )


    (4,574,925 )      (1,492,310 )             --                  --
    (6,281,069 )      (1,862,036 )       (377,755 )           875,917
            --        27,101,067      301,227,438         162,227,081
            --      (352,808,966 )     (7,718,739 )      (141,690,844 )
            --        (5,947,397 )    (20,891,532 )                --
       (95,101 )              --               --             246,400
---------------   ---------------   --------------     ---------------

    75,613,060       (77,188,245 )    (22,239,426 )        (5,887,446 )
===============   ===============   ==============     ===============


                                                       1994                                                   1997
                                                     (Note 1)            1995               1996            (Note 2)
                                                  ---------------    --------------     -------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                               --                20                61                67
                                                  ===============    ==============     =============     =============
    -  from recapture                                         --                --                --                --
                                                  ===============    ==============     =============     =============
Capital gain (loss) (Notes 7, 15, 18 and 21)                  --                --                --                --
                                                  ===============    ==============     =============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                                 --                19                59                66
    -  from capital gain                                      --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                --
   -  from return of capital (Note 10)                        --                14                 8                 6
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 11):                  --                33                67                72
                                                  ===============    ==============     =============     =============
   Source (on cash basis):
    -  from sales                                             --                --                --                --
    -  from refinancing                                       --                --                --                --
    -  from operations (Note 4)                               --                26                67                72
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital (Note 10)                       --                 7                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 11)                   --                33                67                72
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and                 0.00 %            5.34 %            7.06 %            7.45 %
23)
Total cumulative cash distributions per
    $1,000 investment from inception                          --                33               100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15, 18 and 21)                       N/A               100 %             100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions

                                                            6 months
      1998                 1999              2000             2001
    (Note 3)             (Note 3)          (Note 3)         (Note 3)
------------------    ---------------   ---------------   --------------





               63                 74                33               18
==================    ===============   ===============   ==============
                --                --                --               --
==================    ===============   ===============   ==============
               --                 (1 )              (3 )             (6 )
==================    ===============   ===============   ==============


               60                 --                 3               15
               --                 --                --               --

               --                 --                --               --
               14                 76                73               23
------------------    ---------------   ---------------   --------------
               74                 76                76               38
==================    ===============   ===============   ==============

               --                 --                --               --
               --                 --                --               --
               73                 76                --               --
                1                 --                76               --
               --                 --                --               38
------------------    ---------------   ---------------   --------------
               74                 76                76               38
==================    ===============   ===============   ==============

            7.625 %            7.625 %           7.625 %          7.625 %

              246                322               398              436






              100 %              100 %             100 %            100 %


Note 4
   (Continued):   and purchases of other  investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%,
                  respectively, of the distributions received by stockholders were considered to be ordinary income and 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of
                  $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000 and during the six months ended June 30, 2001, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 and $4,328,757, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and June 30, 2001, respectively, and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999 and 2000, APF incurred $300,206, $1,493,437 and
                  $1,493,436 of such fees, respectively, which were paid in January 1999, 2000 and 2001, respectively.

Note 21: During the six months ended June 30, 2001, APF sold eight properties for aggregate net sales proceeds of $4,840,491, which resulted in total aggregate losses of $1,303,815 for financial reporting purposes.

Note 22: During the six months ended June 30, 2001, an affiliate of APF advanced $2 million to the Company in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand.

Note 23: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                       --             4,834           100,918             140,595
ventures
Gain (loss) on sale of assets (Notes 9 and 10)                   --                --                --                  --
Loss on dissolution of consolidated joint
venture  (Note 7)                                                --                --                --                  --
Provision for loss on assets (Notes 8 and 11)                    --                --                --                  --
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493 )        (169,536 )        (181,865 )          (168,542 )
       Transaction costs                                         --                --                --             (14,139 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                           (309 )        (179,208 )        (387,292 )          (369,209 )
       Minority interest in income of
         consolidated joint venture (Note 7)                     --                --           (41,854 )           (62,632 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7, 9 and 10)               --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note 7, 9 and 10)                     --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199 )        (703,681 )      (2,177,584 )        (2,400,000 )
      -  from prior period                                       --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                --                  --
      General partners' capital contributions                 1,000                --                --                  --
      Contributions from minority interest                       --           140,676           278,170                  --
      Distribution to holder of minority interest                --                --           (41,507 )           (49,023 )
      Distribution to holder of minority interest
         from dissolution of consolidated joint
         venture                                                 --                --                --                  --
      Syndication costs                                    (604,348 )      (2,407,317 )              --                  --
      Acquisition of land and buildings                    (332,928 )     (19,735,346 )      (1,740,491 )                --
      Investment in direct financing leases                      --        (1,784,925 )      (1,130,497 )                --
      Investment in joint ventures                               --          (201,501 )      (1,135,681 )          (124,452 )
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                --
      Increase in other assets                             (221,282 )              --                --                  --
      Reimbursement from developer of
         construction costs                                      --                --                --             306,100
      Other                                                    (410 )             410                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7, 9 and 10)                           --                --                --                  --
                                                      ==============    ==============     =============      ==============


                                        6 months
      1999               2000             2001
-----------------    --------------  ---------------

     $ 2,403,040       $ 2,076,758      $ 1,002,090
         182,132           176,088           45,660
              --            17,447          (34,593 )

         (82,914 )              --               --
              --          (918,692 )        (39,575 )
          44,184            29,806           28,348
        (219,361 )        (294,118 )       (325,307 )
         (71,366 )         (18,695 )             --
              --                --               --
        (384,985 )        (395,456 )       (177,341 )

         (31,461 )              --               --
-----------------    --------------  ---------------
       1,839,269           673,138          499,282
=================    ==============  ===============

       2,003,243         1,778,820          803,459
=================    ==============  ===============
         (23,150 )        (310,047 )       (164,168 )
=================    ==============  ===============

       2,450,018         1,846,222          795,960
       2,094,231         1,136,991        1,463,948
              --                --               --
-----------------    --------------  ---------------

       4,544,249         2,983,213        2,259,908

      (2,400,000 )      (1,846,222 )       (795,960 )
              --          (553,778 )       (404,040 )
-----------------    --------------  ---------------

       2,144,249           583,213        1,059,908

              --                --               --
              --                --               --
              --                --               --
         (46,567 )              --               --


        (417,696 )              --               --
              --                --               --
              --        (1,630,164 )             --
              --                --               --
        (527,864 )             (12 )     (1,496,721 )



              --                --               --
              --                --               --

              --                --               --
              --                --               --
-----------------    --------------  ---------------

       1,152,122        (1,046,963 )       (436,813 )
=================    ==============  ===============




              66                59               27
=================    ==============  ===============
              --                --               --
=================    ==============  ===============
              (1 )             (10 )             (5 )
=================    ==============  ===============


                                                     1995
                                                   (Note 1)             1996              1997               1998
                                                 --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                4                23                 73                79
    -  from capital gain (Note 9)                           --                --                 --                --
    -  from investment income from prior
       period                                               --                --                 --                 1
     -  from return of capital                              --                --                 --                --
                                                 --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                   4                23                 73                80
                                                 ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           --                --                 --                --
    -  from operations                                       4                23                 73                80
    -  from cash flow from prior period                     --                --                 --                --
                                                 --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                   4                23                 73                80
                                                 ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 5 and 12)           5.00 %            5.50 %            7.625 %            8.00 %
Total cumulative cash distributions per
    $1,000 investment from inception                         4                27                100               180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties retained,
    divided by original total acquisition cost of
    all properties in program)  (Notes 6, 9 and 10)        N/A               100 %              100 %             100 %


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998, 1999 and 2000 are reflected in the
                  1996, 1997,  1998, 1999, 2000 and 2001 columns,  respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999, 2000 and 2001, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998, 1999, and 2000, and as of June 30, 2001, are not included in the 1995, 1996, 1997, 1998, 1999, 2000 and 2001 totals, respectively.

Note 5:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes. In January 2000, CNL XVII reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

                                        6 months
     1999                2000             2001
----------------    ---------------   --------------



             61                 21               17
             --                  1               --

             19                 --               --
             --                 58               23
----------------    ---------------   --------------
             80                 80               40
================    ===============   ==============

             --                 --               --
             80                 62               27
             --                 18               13
----------------    ---------------   --------------
             80                 80               40
================    ===============   ==============

           8.00 %             8.00 %           8.00 %

            260                340              380






             94 %               94 %             93 %

Note 8: During 2000, CNL XVII recorded provisions for loss on assets in the amount of $831,593 for financial reporting purposes relating to the Boston Market properties in Long Beach and Inglewood, California. The tenant of these properties filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The provision represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for these properties (see Note 11). In addition, during 2000, CNL XVII recorded a provision for loss on assets in the amount of $87,099 for financial reporting purposes relating to a Mr. Fable's property in Kentwood, Michigan. The tenant of this property defaulted under the terms of its lease and ceased restaurant operations. The provision represented the difference between the carrying value of the property at December 31, 2000 and the net realizable value for the property (see Note 10).

Note 9: During 2000, CNL XVII sold its property in Warner Robins, Georgia, resulting in a gain of $17,447 for financial reporting purposes. In April 2001, CNL XVII reinvested these net sales proceeds in a joint venture arrangement, CNL VII & XVII Lincoln Joint Venture.

Note 10:          During the six months ended June 30, 2001,  CNL XVII sold
                  its properties in Houston, Texas and Kentwood, Michigan for a net loss of $34,593 for financial reporting purposes (see Note
                  8). In April 2001, CNL XVII reinvested a portion of these net sales proceeds in a joint venture arrangement, CNL VII & XVII Lincoln Joint Venture, and invested the remaining net sales proceeds in a property in Waldorf, Maryland, as tenants-in-common with an affiliate of the general partners.

Note 11: During the six months ended June 30, 2001, CNL XVII recorded an additional provision for loss on assets in the amount of $39,575 for financial reporting purposes relating to the property in Inglewood, California (see Note 8). The provision represented the difference between the carrying value of the property at June 30, 2001 and the expected net sales proceeds from an anticipated sale of the property.

Note 12: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Profit (loss) on sale of assets (Notes 7 and 11)                 --                --                --                  --
Provision for loss on assets (Note 5, 9 and 12)                  --                --                --            (197,466 )
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income (loss) - GAAP basis                                   --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income (loss)
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Notes 7 and 11)                        --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Notes 7 and 11)                       --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
      -  from return of capital                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint venture                                  --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Notes 7 and 11)                             --                --                --                  --
                                                      ==============    ==============     =============      ==============


                                      6 months
     1999             2000              2001
---------------   -------------     -------------

   $ 3,075,379     $ 2,628,201       $ 1,240,492
        61,656         112,863            57,581
        46,300              --           (18,855 )
            --        (853,166 )        (596,268 )
            --         (84,873 )              --
            --         100,000                --
        55,336          40,049            13,653
      (256,060 )      (401,170 )        (531,267 )
       (74,734 )       (27,532 )              --
            --              --                --
      (392,521 )      (397,175 )        (182,688 )
---------------   -------------     -------------
     2,515,356       1,117,197           (17,352 )
===============   =============     =============

     2,341,350       1,939,686           503,168
===============   =============     =============
        80,170              --          (308,803 )
===============   =============     =============

     2,797,040       2,310,051           830,035
       688,997              --         1,348,569
            --              --                --
---------------   -------------     -------------

     3,486,037       2,310,051         2,178,604

    (2,797,040 )    (2,310,051 )        (830,035 )
        (2,958 )      (489,949 )        (401,238 )
            --              --          (168,727 )
---------------   -------------     -------------

       686,039        (489,949 )         778,604

            --              --                --
            --              --                --
            --              --                --
            --              --                --
       (25,792 )            --                --
            --              --                --
      (526,138 )    (1,001,558 )              --
      (688,997 )       688,997                --


        (2,495 )            --                --
            --              --                --
          (117 )            --                --
---------------   -------------     -------------

      (557,500 )      (802,510 )         778,604
===============   =============     =============




            66              55                14
===============   =============     =============
            --              --                --
===============   =============     =============
             2              --                (9 )
===============   =============     =============


                                                       1995
                                                     (Note 1)            1996               1997              1998
                                                  ---------------    --------------     -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                 --                --                38                65
    -  from capital gain                                      --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                 6
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
   Source (on cash basis)
    -  from sales (Notes 7 and 11)                            --                --                --                --
    -  from operations                                        --                --                38                71
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and                 0.00 %            5.00 %            5.75 %            7.63 %
13)
Total cumulative cash distributions per
    $1,000 investment (Note 6)                                --                --                38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Notes 7 and 11)                                N/A               100 %             100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd. ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998, 1999 and 2000 are reflected in the 1997,
                  1998, 1999, 2000 and 2001 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999, 2000 and 2001, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999 and 2000, and
                  as of June 30, 2001, are not included in the 1996, 1997, 1998, 1999, 2000 and 2001 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

                                      6 months
     1999               2000            2001
----------------    -------------   --------------



             71               29               --
              1               --               --

              8                3               --
             --               48               40
----------------    -------------   --------------
             80               80               40
================    =============   ==============

             --               --               --
             80               66               24
             --               14               11
             --               --                5
----------------    -------------   --------------
             80               80               40
================    =============   ==============

           8.00 %           8.00 %           8.00 %

            189              269              309






             98 %            100 %             94 %

Note 9: During 2000, CNL XVIII recorded a provision for loss on assets in the amount of $299,849 for financial reporting purposes relating to its On the Border property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000 (see Note 12). In addition, during 2000, CNL XVIII recorded provisions for loss on assets in the amount of $653,317 for financial reporting purposes, relating to its properties in Timonium, Maryland and Raleigh, North Carolina. The tenant of these properties declared bankruptcy and rejected the lease relating to the property in Timonium, Maryland, and terminated the lease relating to the property in Raleigh, North Carolina. The provisions for loss represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

Note 11: During the six months ended June 30, 2001, CNL XVIII sold its property in Timonium, Maryland, resulting in a net loss of $18,855 for financial reporting purposes. In addition, during the six months ended June 30, 2001, CNL XVIII sold a portion of its interest in TGIF Pittsburgh Joint Venture for $500,019. Because CNL XVIII sold this interest at its current carrying value, no gain or loss was recorded for financial reporting purposes.

Note 12: During the six months ended June 30, 2001, CNL XVIII recorded an additional provision for loss on assets in the amount of $209,130 for financial reporting purposes relating to its On the Border property in San Antonio, Texas (see Note
                  9). In addition, during the six months ended June 30, 2001, CNL XVIII recorded a provision for loss on assets in the amount of $387,138 for financial reporting purposes relating to its Boston Market property in San Antonio, Texas. The tenant of this property declared bankruptcy and rejected the lease relating to the property. The provisions for loss represented the difference between the carrying value of the properties at June 30, 2001 and the estimated net realizable value for the properties.

Note 13: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.


                                                          1996            1997                              1999
                                                        (Note 1)        (Note 1)           1998           (Note 2)
                                                      -------------   -------------    --------------   --------------

Gross revenue                                               $   --          $   --       $ 1,316,599      $ 4,230,995
Dividend income (Note 10)                                       --              --                --        2,753,506
Interest and other income                                       --          46,071           638,862        3,693,004
Less:  Operating expenses                                       --         (22,386 )        (257,646 )       (802,755 )
       Interest expense                                         --              --          (350,322 )       (248,094 )
       Depreciation and amortization                            --            (833 )        (388,554 )     (1,267,868 )
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --              --                --         (778,466 )
       Minority interest                                        --              --                --          (64,334 )
                                                      -------------   -------------    --------------   --------------
Net income - GAAP basis                                         --          22,852           958,939        7,515,988
                                                      =============   =============    ==============   ==============
Taxable income
    -  from operations (Note 6)                                 --          46,071           609,304        7,613,284
                                                      =============   =============    ==============   ==============
    -  from gain (loss) on sale                                 --              --                --               --
                                                      =============   =============    ==============   ==============
Cash generated from operations (Notes
    3 and 4)                                                    --          22,469         2,776,965       12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                               --         (22,469 )      (1,168,145 )    (10,765,881 )
      -  from sale of properties                                --              --                --               --
      -  from cash flow from prior period                       --              --                --               --
      -  from return of capital (Note 8)                        --          (7,307 )              --               --
                                                      -------------   -------------    --------------   --------------
Cash generated (deficiency) after cash
    distributions                                               --          (7,307 )       1,608,820        2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --      11,325,402        31,693,678      245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000              --                --               --
      Proceeds from mortgage loans and other
       notes payable                                            --              --                --               --
      Contribution from minority interest                       --              --                --        7,150,000
      Distributions to holders of minority
       interest                                                 --              --                --               --
      Stock issuance costs                               (197,916)      (1,979,371 )      (3,948,669 )    (26,472,318 )
      Acquisition of land, buildings and
       equipment                                                --              --       (28,752,549 )    (85,089,887 )
      Investment in unconsolidated subsidiary                   --              --                --      (39,879,638 )
      Acquisition of additional interest CNL
         Hotel Investors, Inc.                                  --              --                --               --
      Redemption of (investment in) certificate of deposit      --              --        (5,000,000 )             --
      Increase in restricted cash                               --              --           (82,407 )       (193,223 )
      Proceeds of borrowing on line of credit                   --              --         9,600,000               --
      Payment on mortgage loans and line of credit              --              --                --       (9,600,000 )
      Payment of loan costs                                     --              --           (91,262 )        (47,334 )
      Decrease (increase) in intangibles and
        other assets                                            --        (463,470 )        (676,026 )     (5,068,727 )
      Retirement of shares of common stock                      --              --                --         (118,542 )
      Other                                                     --          (7,500 )           7,500               --
                                                      -------------   -------------    --------------   --------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084       8,867,754         4,359,085       88,743,518
                                                      =============   =============    ==============   ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --               7                25               48
                                                      =============   =============    ==============   ==============
    -  from recapture                                           --              --                --               --
                                                      =============   =============    ==============   ==============
Capital gain (loss) (Note 7)                                    --              --                --               --
                                                      =============   =============    ==============   ==============


                       6 months
      2000               2001
    (Note 2)           (Note 2)
-----------------    --------------

    $ 26,681,838       $32,979,531
       2,780,063                --
       6,637,318         1,936,032
      (3,311,988 )      (4,076,433 )
      (2,383,449 )      (7,070,327 )
      (7,830,456 )      (9,942,689 )


        (386,627 )        (192,671 )
      (1,516,237 )      (1,045,999 )
-----------------    --------------
      20,670,462        12,587,444
=================    ==============

      14,507,032         9,621,561
=================    ==============
              --                --
=================    ==============

      43,650,561        30,111,830

     (28,082,275 )     (21,029,719 )
              --                --
              --                --
              --                --
-----------------    --------------

      15,568,286         9,082,111



     203,684,044       155,991,634


              --                --

     102,081,950        10,652,478
              --                --

     (10,217,828 )      (2,544,366 )
     (24,808,156 )     (18,869,181 )

    (310,711,912 )     (67,909,910 )
     (10,174,209 )        (620,895 )

     (17,872,573 )     (32,884,119 )
       5,000,000                --
      (2,988,082 )      (2,611,906 )
              --                --
              --          (463,625 )
      (1,342,713 )              --

       2,510,090        (4,302,072 )
      (2,503,484 )      (1,117,299 )
              --           (77,834 )
-----------------    --------------

     (51,774,587 )      44,325,016
=================    ==============




              38                17
=================    ==============
              --                --
=================    ==============
              --                --
=================    ==============


                                                      1996             1997                               1999
                                                    (Note 1)         (Note 1)           1998            (Note 2)
                                                  -------------     ------------    -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               --                3               40                47
    -  from capital gain                                    --               --               --                --
    -  from investment income from
       prior period                                         --               --               --                --
    -  from return of capital (Note 8)                      --                1                9                21
                                                  -------------     ------------    -------------     -------------
Total distributions on GAAP basis
   (Note 9)                                                 --                4               49                68
                                                  =============     ============    =============     =============
   Source (on cash basis)
    -  from sales                                           --               --               --                --
    -  from refinancing                                     --               --               --                --
    -  from operations                                      --                3               49                68
    -  from cash flow from prior period                     --               --               --                --
    -  from return of capital (Note 8)                      --                1               --                --
                                                  -------------     ------------    -------------     -------------

Total distributions on cash basis (Note 9)                  --                4               49                68
                                                  =============     ============    =============     =============
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                              N/A             3.00 %           4.67 %            7.19 %
Total cumulative cash distributions per
    $1,000 investment from inception                       N/A                4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                            N/A              N/A              100 %             100 %


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Hospitality Properties REIT commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). As of June 30, 2001, the Hospitality Properties REIT had received subscription proceeds of $223,562,040 (22,356,204 shares) from its 2000 Offering, including $1,534,980 (153,498 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering and the 2000 Offering.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the six months ended June 30, 2001 and the years ended December 31, 2000, 1999, 1998 and 1997, approximately 48%,
                  63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 52%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2001 and the years ended

                    6 months
     2000             2001
   (Note 2)         (Note 2)
----------------   ------------



             53             22
             --             --

             --             --
             20             15
----------------   ------------

             73             37
================   ============

             --             --
             --             --
             73             37
             --             --
             --             --
----------------   ------------
             73             37
================   ============


           7.38 %        7.625 %

            194            231






            100 %          100 %



Note 7
   (continued):   December 31, 2000,  1999,  1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8:           Cash  distributions  presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the six months ended June 30, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money      Adjustments
                                                              Cash        Mortgage  mortgage    resulting
                                                           received net   balance    taken         from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)             02/05/87     06/12/92      $1,169,021     --          --         --     $1,169,021
   Wendy's -
     Fairfield, CA (14)             07/01/87     10/03/94      1,018,490      --          --         --      1,018,490
   Wendy's -
     Casa Grande, AZ                12/10/86     08/19/97        795,700      --          --         --        795,700
   Wendy's -
     North Miami, FL (9)            02/18/86     08/21/97        473,713      --          --         --        473,713
   Popeye's -
     Kissimmee, FL (14)             12/31/86     04/30/98        661,300      --          --         --        661,300
   Golden Corral -
     Kent Island, MD (21)           11/20/86     10/15/99        870,457      --          --         --        870,457
   Popeye's -
     Merritt Island, FL             12/31/86     09/13/00        676,503      --          --         --        676,503
   Golden Corral -
     Salisbury, MD (14) (34)        12/04/86     11/30/00        665,001      --          --         --        665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                  05/29/87     07/21/93        746,800      --          --         --        746,800
   Pizza Hut -
     Graham, TX                     08/24/87     07/28/94        261,628      --          --         --        261,628
   Golden Corral -
     Medina, OH (11)                11/18/87     11/30/94        825,000      --          --         --        825,000
   Denny's -
     Show Low, AZ (8)               05/22/87     01/31/97        620,800      --          --         --        620,800
   KFC -
     Eagan, MN                      06/01/87     06/02/97        623,882      --       42,000        --        665,882
   KFC -
     Jacksonville, FL               09/01/87     09/09/97        639,363      --          --         --        639,363
   Wendy's -
     Farmington Hills, MI (12)      05/18/87     10/09/97        833,031      --          --         --        833,031
   Wendy's -
     Farmington Hills, MI (13)(14)  05/18/87     10/09/97      1,085,259      --          --         --      1,085,259
   Denny's -
     Plant City, FL                 11/23/87     10/24/97        910,061      --          --         --        910,061
   Pizza Hut -
     Mathis, TX                     12/17/87     12/04/97        297,938      --          --         --        297,938
   KFC -
     Avon Park, FL (14)             09/02/87     12/10/97        501,975      --          --         --        501,975
   Golden Corral -
     Columbia, MO                   11/17/87     03/23/99        678,888      --          --         --        678,888
   Little House -
     Littleton, CO                  10/07/87     11/05/99        150,000      --          --         --        150,000
   KFC -
     Jacksonville, FL (14)          09/01/87     06/15/00        601,400      --          --         --        601,400
   Popeye's -
     Sanford, FL (14)               06/28/87     09/13/00        631,359      --          --         --        631,359







                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                        ----------------------------------------
                                                                                   Excess
                                                                                (deficiency)
                                                        Total                   of property
                                                   acquisition cost,             operating
                                                       capital                      cash
                                         Original    improvements                 receipts
                                         mortgage   closing and                   over cash
                                        financing    soft costs(1)     Total     expenditures
                                        ========== ================ ============ =============

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)                      --        $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)                      --         861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ                         --         667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)                     --         385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)                      --         475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)                    --         726,600        726,600      143,857
   Popeye's -
     Merritt Island, FL                      --         518,409        518,409      158,094
   Golden Corral -
     Salisbury, MD (14) (34)                 --         741,900        741,900      (76,899 )

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                           --         642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                              --         205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)                         --         743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)                        --         484,185        484,185      136,615
   KFC -
     Eagan, MN                               --         601,100        601,100       64,782
   KFC -
     Jacksonville, FL                        --         405,000        405,000      234,363
   Wendy's -
     Farmington Hills, MI (12)               --         679,000        679,000      154,031
   Wendy's -
     Farmington Hills, MI (13) (14)          --         887,000        887,000      198,259
   Denny's -
     Plant City, FL                          --         820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                              --         202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)                      --         345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                            --         511,200        511,200      167,688
   Little House -
     Littleton, CO                           --         330,456        330,456     (180,456 )
   KFC -
     Jacksonville, FL (14)                   --         441,000        441,000      160,400
   Popeye's -
     Sanford, FL (14)                        --         560,000        560,000       71,359




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money      Adjustments
                                                              Cash        Mortgage  mortgage    resulting
                                                           received net   balance    taken         from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL Income Fund II, Ltd.
(Continued):
   Popeye's -
     Altamonte Springs, FL (14)  02/11/87      09/13/00      494,052       --           --        --           494,052
   Popeye's -
     Apopka, FL (14)             01/19/88      09/13/00      615,618       --           --        --           615,618

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)            06/02/88      01/10/97      496,418       --           --        --           496,418
   Perkins -
     Bradenton, FL               06/30/88      03/14/97     1,310,001      --           --        --         1,310,001
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159       --           --        --           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981       --      685,000        --           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040       --           --        --           217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655       --           --        --           721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98     1,008,976      --           --        --         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973       --           --        --           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884       --           --        --           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625       --           --        --           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99     1,091,193      --           --        --         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977       --           --        --           700,977
   Popeye's -
     Plant City, FL              04/12/88      09/13/00      507,365       --           --        --           507,365

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000       --           --        --           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650       --           --        --           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96     1,049,550      --           --        --         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695       --           --        --           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690       --           --        --           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135       --           --        --           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288       --           --        --           529,288








                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                        ----------------------------------------
                                                                                   Excess
                                                                                (deficiency)
                                                        Total                   of property
                                                   acquisition cost,             operating
                                                       capital                      cash
                                         Original    improvements                 receipts
                                         mortgage   closing and                   over cash
                                        financing    soft costs(1)     Total     expenditures
                                        ========== ================ ============ =============


CNL Income Fund II, Ltd.
(Continued):
   Popeye's -
     Altamonte Springs, FL (14)              --         426,568      426,568       67,484
   Popeye's -
     Apopka, FL (14)                         --         545,561      545,561       70,057

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                        --         591,362      591,362      (94,944 )
   Perkins -
     Bradenton, FL                           --       1,080,500    1,080,500      229,501
   Pizza Hut -
     Kissimmee, FL                           --         474,755      474,755      198,404
   Burger King -
     Roswell, GA                             --         775,226      775,226      167,755
   Wendy's -
     Mason City, IA                          --         190,252      190,252       26,788
   Taco Bell -
     Fernandina Beach, FL (14)               --         559,570      559,570      162,085
   Denny's -
     Daytona Beach, FL (14)                  --         918,777      918,777       90,799
   Wendy's -
     Punta Gorda, FL                         --         684,342      684,342      (18,369 )
   Po Folks -
     Hagerstown, MD                          --       1,188,315    1,188,315     (399,431 )
   Denny's-
     Hazard, KY                              --         647,622      647,622     (214,997 )
   Perkins -
     Flagstaff, AZ                           --         993,508      993,508       97,685
   Denny's -
     Hagerstown, MD                          --         861,454      861,454     (160,477 )
   Popeye's -
     Plant City, FL                          --         606,409      606,409      (99,044 )

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                                --         616,501      616,501       95,499
   Burger King -
     Hastings, MI                            --         419,936      419,936       98,714
   Wendy's -
     Tampa, FL                               --         828,350      828,350      221,200
   Checkers -
     Douglasville, GA                        --         363,768      363,768       16,927
   Taco Bell -
     Fort Myers, FL (14)                     --         597,998      597,998      196,692
   Denny's -
     Union Township, OH (14)                 --         872,850      872,850     (198,715 )
   Perkins -
     Leesburg, FL                            --         737,260      737,260     (207,972 )




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

(Continued):
   Taco Bell -
     Naples, FL                  12/22/88     09/03/98        533,127       --           --        --           533,127
   Wendy's
     Detroit, MI (14)            10/21/88     06/29/00      1,056,475       --           --        --         1,056,475
   Shoney's -
     Temple Terrace, FL (14)     06/27/89     07/06/00      1,293,286       --           --        --         1,293,286
   Shoney's -
     Punta Gorda, FL (14)        02/02/89     07/06/00      1,060,297       --           --        --         1,060,297
   Big Boy -
     Topeka, KS (14)             12/22/88     11/20/00        496,362       --           --        --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX          04/01/91     06/19/01        378,300       --           --        --           378,300

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90     08/25/95            --        --    1,040,000        --         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89     10/24/96        73,713        --    1,057,299        --         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89     01/07/97       960,741        --           --        --           960,741
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97       636,788        --           --        --           636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97     1,272,137        --           --        --         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97     1,216,750        --           --        --         1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97       397,785        --           --        --           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97       805,175        --           --        --           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98     1,283,096        --           --        --         1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98       844,229        --           --        --           894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99       471,248        --           --        --           471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99       642,511        --           --        --           642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99       433,366        --           --        --           433,366
   Hardee's -
     Belding, MI                 03/08/89     03/03/00       124,346        --           --        --           124,346
   Denny's -
     Daleville, IN               02/06/89     03/02/01       300,386        --           --        --           300,386

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94       791,211        --           --        --           791,211







                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                        ----------------------------------------
                                                                                   Excess
                                                                                (deficiency)
                                                        Total                   of property
                                                   acquisition cost,             operating
                                                       capital                      cash
                                         Original    improvements                 receipts
                                         mortgage   closing and                   over cash
                                        financing    soft costs(1)     Total     expenditures
                                        ========== ================ ============ =============

CNL Income Fund IV, Ltd.
(Continued):
   Taco Bell -
     Naples, FL                               --          410,546       410,546       122,581
   Wendy's
     Detroit, MI (14)                         --          614,500       614,500       441,975
   Shoney's -
     Temple Terrace, FL (14)                  --        1,155,705     1,155,705       137,581
   Shoney's -
     Punta Gorda, FL (14)                     --          947,500       947,500       112,797
   Big Boy -
     Topeka, KS (14)                          --          708,800       708,800      (212,438 )
   Taqueria Jalisco -
     Corpus Christi, TX                       --          622,310       622,310      (244,010 )

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)                     --          986,418       986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)                  --          996,769       996,769       134,243
   Franklin National Bank -
     Franklin, TN                             --        1,138,164     1,138,164      (177,423 )
   Shoney's -
     Smyrna, TN                               --          554,200       554,200        82,588
   KFC -
     Salem, NH                                --        1,079,310     1,079,310       192,827
   Perkins -
     Port St. Lucie, FL                       --        1,203,207     1,203,207        13,543
   Hardee's -
     Richmond, IN                             --          695,464       695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)                           --          657,800       657,800       147,375
   Denny's -
     Port Orange, FL (14)                     --        1,021,000     1,021,000       262,096
   Shoney's
     Tyler, TX                                --          770,300       770,300        73,929
   Wendy's -
     Ithaca, NY                               --          471,297       471,297           (49 )
   Wendy's -
     Endicott, NY                             --          471,255       471,255       171,256
   Burger King -
     Halls, TN (20)                           --          329,231       329,231       104,135
   Hardee's -
     Belding, MI                              --          630,432       630,432      (506,086 )
   Denny's -
     Daleville, IN                            --          547,600       547,600      (247,214 )

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                           --          605,500       605,500       185,711




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL Income Fund VI, Ltd.
(Continued):
   Hardee's -
     Heber Springs, AR            02/13/90     05/24/94       638,270      --              --         --       638,270
   Hardee's -
     Little Canada, MN            11/28/89     06/29/95       899,503      --              --         --       899,503
   Jack in the Box -
     Dallas, TX                   06/28/94     12/09/96       982,980      --              --         --       982,980
   Denny's -
     Show Low, AZ (8)             05/22/87     01/31/97       349,200      --              --         --       349,200
   KFC -
     Whitehall Township, MI       02/26/90     07/09/97       629,888      --              --         --       629,888
   Perkins -
     Naples, FL                   12/26/89     07/09/97     1,487,725      --              --         --     1,487,725
   Burger King -
     Plattsmouth, NE              01/19/90     07/18/97       699,400      --              --         --       699,400
   Shoney's -
     Venice, FL                   08/03/89     09/17/97     1,206,696      --              --         --     1,206,696
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97       510,653      --              --         --       510,653
   Denny's
     Deland, FL                   03/22/90     01/23/98     1,236,971      --              --         --     1,236,971
   Wendy's -
     Liverpool, NY                12/08/89     02/09/98       145,221      --              --         --       145,221
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98       552,910      --              --         --       552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98       900,000      --              --         --       900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99     1,059,373      --              --         --     1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99     1,059,200      --              --         --     1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99     1,168,298      --              --         --     1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99     1,031,274      --              --         --     1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       478,062      --              --         --       478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00       619,696      --              --         --       619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       523,672      --              --         --       523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       450,418      --              --         --       450,418
   Captain D's -
     Chester, PA                  02/09/90     05/22/01        83,000      --              --         --        83,000
   IHOP -
     Dublin, CA (37)              11/12/99     06/28/01     1,274,672      --              --         --     1,274,672






                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                       ----------------------------------------
                                                                                  Excess
                                                                               (deficiency)
                                                       Total                   of property
                                                  acquisition cost,             operating
                                                      capital                      cash
                                        Original    improvements                 receipts
                                        mortgage   closing and                   over cash
                                       financing    soft costs(1)     Total     expenditures
                                       ========== ================ ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Hardee's -
     Heber Springs, AR                       --         532,893       532,893      105,377
   Hardee's -
     Little Canada, MN                       --         821,692       821,692       77,811
   Jack in the Box -
     Dallas, TX                              --         964,437       964,437       18,543
   Denny's -
     Show Low, AZ (8)                        --         272,354       272,354       76,846
   KFC -
     Whitehall Township, MI                  --         725,604       725,604      (95,716 )
   Perkins -
     Naples, FL                              --       1,083,869     1,083,869      403,856
   Burger King -
     Plattsmouth, NE                         --         561,000       561,000      138,400
   Shoney's -
     Venice, FL                              --       1,032,435     1,032,435      174,261
   Jack in the Box -
     Yuma, AZ (10)                           --         448,082       448,082       62,571
   Denny's
     Deland, FL                              --       1,000,000     1,000,000      236,971
   Wendy's -
     Liverpool, NY                           --         341,440       341,440     (196,219 )
   Perkin's -
     Melbourne, FL                           --         692,850       692,850     (139,940 )
   Hardee's -
     Bellevue, NE                            --         899,512       899,512          488
   Burger King -
     Greeneville, TN                         --         890,240       890,240      169,133
   Burger King -
     Broadway, TN                            --         890,036       890,036      169,164
   Burger King -
     Sevierville, TN                         --         890,696       890,696      277,602
   Burger King -
     Walker Springs, TN                      --         864,777       864,777      166,497
   Popeye's -
     Jacksonville, FL                        --         406,477       406,477       71,585
   Popeye's -
     Tallahassee, FL                         --         488,817       488,817      130,879
   Popeye's -
     Jacksonville, FL                        --         423,591       423,591      100,081
   Popeye's -
     Jacksonville, FL                        --         383,089       383,089       67,329
   Captain D's -
     Chester, PA                             --         550,000       550,000     (467,000 )
   IHOP -
     Dublin, CA (37)                         --       1,166,160     1,166,160      108,512






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============
CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                  06/14/90     05/19/92        700,000      --             --         --         700,000
   Hardee's -
     St. Paul, MN                08/09/90     05/24/94        869,036      --             --         --         869,036
   Perkins -
     Florence, SC (3)            08/28/90     08/25/95             --      --      1,160,000         --       1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)       04/30/90     12/01/95             --      --        240,000         --         240,000
(25)
   Shoney's -
     Colorado Springs, CO        07/03/90     07/24/96      1,044,909      --             --         --       1,044,909
   Hardee's -
     Hartland, MI                07/10/90     10/23/96        617,035      --             --         --         617,035
   Hardee's -
     Columbus, IN                09/04/90     05/30/97        223,590      --             --         --         223,590
   KFC -
     Dunnellon, FL               08/02/90     10/07/97        757,800      --             --         --         757,800
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97        471,372      --             --         --         471,372
   Burger King -
     Maryville, TN               05/04/90     06/03/99      1,059,954      --             --         --       1,059,954
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99        451,054      --             --         --         451,054
   Shoney's
     Pueblo, CO                  08/21/90     06/20/00      1,005,000      --             --         --       1,005,000
   Popeye's -
     Lake City, FL               04/30/90     09/13/00        598,959      --             --         --         598,959
   Popeye's -
     Jacksonville, FL            04/30/90     09/13/00        417,581      --             --         --         417,581
   Popeye's -
     Jacksonville, FL            04/30/90     09/13/00        494,680      --             --         --         494,680
   Popeye's -
     Brunswick, GA               04/30/90     09/13/00        535,947      --             --         --         535,947
   Popeye's -
     Jacksonville, FL            04/30/90     09/13/00        345,168      --             --         --         345,168
   Kentucky Fried Chicken -
     Friendswood, TX             06/13/90     12/14/00        725,000      --             --         --         725,000

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                   03/16/91     07/31/95      1,184,865      --             --         --       1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)   09/28/90     12/01/95             --      --        240,000         --         240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)   09/28/90     12/01/95             --      --        220,000         --         220,000
   Ponderosa -
     Orlando, FL (6) (14)        12/17/90     10/24/96             --      --      1,353,775         --       1,353,775
   Shoney's -
     Bayonet Point, FL           06/12/91     07/06/00      1,135,380      --             --         --       1,135,380




                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                       ----------------------------------------
                                                                                  Excess
                                                                               (deficiency)
                                                       Total                   of property
                                                  acquisition cost,             operating
                                                      capital                      cash
                                        Original    improvements                 receipts
                                        mortgage   closing and                   over cash
                                       financing    soft costs(1)     Total     expenditures
                                       ========== ================ ============ =============
CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                              --          560,202     560,202      139,798
   Hardee's -
     St. Paul, MN                            --          742,333     742,333      126,703
   Perkins -
     Florence, SC (3)                        --        1,084,905   1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)                   --          233,728     233,728        6,272
(25)
   Shoney's -
     Colorado Springs, CO                    --          893,739     893,739      151,170
   Hardee's -
     Hartland, MI                            --          841,642     841,642     (224,607 )
   Hardee's -
     Columbus, IN                            --          219,676     219,676        3,914
   KFC -
     Dunnellon, FL                           --          546,333     546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                           --          413,614     413,614       57,758
   Burger King -
     Maryville, TN                           --          890,668     890,668      169,286
   Burger King -
     Halls, TN (20)                          --          342,669     342,669      108,385
   Shoney's
     Pueblo, CO                              --          961,582     961,582       43,418
   Popeye's -
     Lake City, FL                           --          485,455     485,455      113,504
   Popeye's -
     Jacksonville, FL                        --          376,323     376,323       41,258
   Popeye's -
     Jacksonville, FL                        --          384,936     384,936      109,744
   Popeye's -
     Brunswick, GA                           --          468,797     468,797       67,150
   Popeye's -
     Jacksonville, FL                        --          340,429     340,429        4,739
   Kentucky Fried Chicken -
     Friendswood, TX                         --          485,951     485,951      239,049

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                               --          949,199     949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)               --          238,153     238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)               --          215,845     215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)                    --        1,179,210    1,179,210     174,565
   Shoney's -
     Bayonet Point, FL                       --          924,646     924,646      210,734





                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL Income Fund VIII, Ltd.
(Continued):
   Shoney's -
     Brooksville, FL             02/18/91     07/06/00      940,013       --             --         --          940,013
   Shoney's -
     Sun City, FL                03/04/91     07/06/00    1,327,317       --             --         --        1,327,317
   Popeye's -
     Jacksonville, FL            09/28/90     09/13/00      420,006       --             --         --          420,006
   Golden Corral -
     Middleburg Heights, OH      05/31/96     03/21/01      236,740       --             --         --          236,740
(35)
   Quincy's -
     Statesville, NC             10/10/91     05/25/01      877,000       --             --         --          877,000

CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)           05/31/91     12/12/96      918,445       --             --         --          918,445
   Burger King -
     Alpharetta, GA              09/20/91     06/30/97    1,053,571       --             --         --        1,053,571
   Shoney's -
     Corpus Christi, TX          10/28/91     02/12/99    1,350,000       --             --         --        1,350,000
   Perkins -
     Rochester, NY               12/20/91     03/03/99    1,050,000       --             --         --        1,050,000
   Perkins -
     Williamsville, NY           12/20/91     05/15/00      693,350       --             --         --          693,350
   Denny's -
     Alliance, OH                01/22/92     11/30/00           --       --        200,000         --          200,000
   Denny's -
     Blufton, OH                 10/11/91     11/30/00           --       --        300,000         --          300,000
   IHOP -
     Dublin, CA (37)             11/12/99     06/28/01      424,891       --             --         --          424,891

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                  03/04/92     08/11/95    1,050,186       --             --         --        1,050,186
   Jack in the Box -
     Freemont, CA                03/26/92     09/23/97    1,366,550       --             --         --        1,366,550
   Jack in the Box -
     Sacramento, CA              12/19/91     01/20/98    1,234,175       --             --         --        1,234,175
   Pizza Hut -
     Billings, MT                04/16/92     10/07/98      359,990       --             --         --          359,990
   Perkins -
     Amherst, NY                 02/26/92     03/03/99    1,150,000       --             --         --        1,150,000
   Shoney's -
     Fort Myers Beach, FL        09/08/95     08/26/99      931,725       --             --         --          931,725
   Perkins -
     Lancaster, NY               12/20/91     12/28/00      749,675       --             --         --          749,675

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA            09/29/92     11/07/96    1,044,750       --             --         --        1,044,750







                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                        ----------------------------------------
                                                                                   Excess
                                                                                (deficiency)
                                                        Total                   of property
                                                   acquisition cost,             operating
                                                       capital                      cash
                                         Original    improvements                 receipts
                                         mortgage   closing and                   over cash
                                        financing    soft costs(1)     Total     expenditures
                                        ========== ================ ============ =============



CNL Income Fund VIII, Ltd.
(Continued):
   Shoney's -
     Brooksville, FL                         --         816,355      816,355      123,658
   Shoney's -
     Sun City, FL                            --       1,055,820    1,055,820      271,497
   Popeye's -
     Jacksonville, FL                        --         352,445      352,445       67,561
   Golden Corral -
     Middleburg Heights, OH                  --         236,740      236,740           --
(35)
   Quincy's -
     Statesville, NC                         --         893,422      893,422      (16,422 )

CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)                       --         918,445      918,445           --
   Burger King -
     Alpharetta, GA                          --         713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX                      --       1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                           --       1,064,815    1,064,815      (14,815 )
   Perkins -
     Williamsville, NY                       --         981,482      981,482     (288,132 )
   Denny's -
     Alliance, OH                            --         553,137      553,137     (353,137 )
   Denny's -
     Blufton, OH                             --         642,000      642,000     (342,000 )
   IHOP -
     Dublin, CA (37)                         --         388,720      388,720       36,171

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                              --         987,679      987,679        62,507
   Jack in the Box -
     Freemont, CA                            --       1,102,766    1,102,766       263,784
   Jack in the Box -
     Sacramento, CA                          --         969,423      969,423       264,752
   Pizza Hut -
     Billings, MT                            --         302,000      302,000        57,990
   Perkins -
     Amherst, NY                             --       1,141,444    1,141,444         8,556
   Shoney's -
     Fort Myers Beach, FL                    --         931,725      931,725            --
   Perkins -
     Lancaster, NY                           --       1,111,111    1,111,111      (361,436 )

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA                        --         818,850      818,850       225,900




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL Income Fund XI, Ltd.
(Continued):
   Burger King -
     Columbus, OH (19)             06/29/92   09/30/98       795,264      --              --         --       795,264
   Burger King -
     Nashua, NH                    06/29/92   10/07/98     1,630,296      --              --         --     1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                   12/28/92   04/10/96     1,640,000      --              --         --     1,640,000
   Long John Silver's -
     Monroe, NC                    06/30/93   12/31/98       483,550      --              --         --       483,550
   Long John Silver's -
     Morganton, NC (23)            07/02/93   05/17/99       467,300      --          55,000         --       522,300
   Denny's -
     Cleveland, TN                 12/23/92   03/03/00       797,227      --              --         --       797,227
   Shoney's -
     Bradenton, FL                 03/22/93   07/06/00     1,227,907      --              --         --     1,227,907
   Golden Corral -
     Middleburg Heights, OH (35)   05/31/96   03/21/01     1,663,260      --              --         --     1,663,260

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                   03/31/94   04/24/95       286,411      --              --         --       286,411
   Checkers -
     Richmond, VA                  03/31/94   11/21/96       550,000      --              --         --       550,000
   Denny's -
     Orlando, FL                   09/01/93   10/24/97       932,849      --              --         --       932,849
   Jack in the Box -
     Houston, TX                   07/27/93   07/16/99     1,063,318      --              --         --     1,063,318
   Quincy's -
     Mount Airy, NC                07/30/93   04/09/01       947,000      --              --         --       947,000

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                 03/31/94   03/01/95       339,031      --              --         --       339,031
   Checkers -
     Dallas, TX                    03/31/94   03/01/95       356,981      --              --         --       356,981
   TGI Friday's -
     Woodridge, NJ (7)             01/01/95   09/27/96     1,753,533      --              --         --     1,753,533
   Wendy's -
     Woodridge, NJ (7)             11/28/94   09/27/96       747,058      --              --         --       747,058
   Hardee's -
     Madison, AL                   12/14/93   01/08/98       700,950      --              --         --       700,950
   Checkers -
     Richmond, VA (#548)           03/31/94   01/29/98       512,462      --              --         --       512,462
   Checkers -
     Riviera Beach, FL             03/31/94   04/14/98       360,000      --              --         --       360,000




                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                        ----------------------------------------
                                                                                   Excess
                                                                                (deficiency)
                                                        Total                   of property
                                                   acquisition cost,             operating
                                                       capital                      cash
                                         Original    improvements                 receipts
                                         mortgage   closing and                   over cash
                                        financing    soft costs(1)     Total     expenditures
                                        ========== ================ ============ =============

CNL Income Fund XI, Ltd.
(Continued):
   Burger King -
     Columbus, OH (19)                        --         795,264      795,264          --
   Burger King -
     Nashua, NH                               --       1,217,015    1,217,015     413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                              --       1,636,643    1,636,643       3,357
   Long John Silver's -
     Monroe, NC                               --         239,788      239,788     243,762
   Long John Silver's -
     Morganton, NC (23)                       --         304,002      304,002     218,298
   Denny's -
     Cleveland, TN                            --         622,863      622,863     174,364
   Shoney's -
     Bradenton, FL                            --       1,000,000    1,000,000     227,907
   Golden Corral -
     Middleburg Heights, OH (35)              --       1,663,260    1,663,260          --

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                              --         286,411      286,411          --
   Checkers -
     Richmond, VA                             --         413,288      413,288     136,712
   Denny's -
     Orlando, FL                              --         934,120      934,120      (1,271 )
   Jack in the Box -
     Houston, TX                              --         861,321      861,321     201,997
   Quincy's -
     Mount Airy, NC                           --         968,134      968,134     (21,134 )

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                            --         339,031      339,031          --
   Checkers -
     Dallas, TX                               --         356,981      356,981          --
   TGI Friday's -
     Woodridge, NJ (7)                        --       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                        --         672,746      672,746      74,312
   Hardee's -
     Madison, AL                              --         658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)                      --         382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                        --         276,409      276,409      83,591






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL Income Fund XIV, Ltd.
(Continued):
   Checkers -
     Richmond, VA (#486)         03/31/94      07/27/98     397,985        --           --        --           397,985
   Long John Silver's -
     Stockbridge, GA             03/31/94      05/25/99     696,300        --           --        --           696,300
   Long John Silver's -
     Shelby, NC                  06/22/94      11/12/99     494,178        --           --        --           494,178
   Checker's -
     Kansas City, MO             03/31/94      12/10/99     268,450        --           --        --           268,450
   Checker's -
     Houston, TX                 03/31/94      12/15/99     385,673        --           --        --           385,673
   East Side Mario's -
     Columbus, OH                11/10/94      09/22/00    1,631,946       --           --        --         1,631,946
   Golden Corral -
     Paris, TX (36)              07/26/96      05/25/01     400,000        --           --        --           400,000

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN               05/27/94      03/01/95     263,221        --           --        --           263,221
   Checkers -
     Leavenworth, KS             06/22/94      03/01/95     259,600        --           --        --           259,600
   Checkers -
     Knoxville, TN               07/08/94      03/01/95     288,885        --           --        --           288,885
   TGI Friday's -
     Woodridge, NJ (7)           01/01/95      09/27/96    1,753,533       --           --        --         1,753,533
   Wendy's -
     Woodridge, NJ (7)           11/28/94      09/27/96     747,058        --           --        --           747,058
   Long John Silver's -
     Gastonia, NC                07/15/94      11/12/99     631,304        --           --        --           631,304
   Long John Silver's
     Lexington, NC               10/22/94      01/12/00     562,130        --           --        --           562,130
   Jack in the Box -
     Woodland Hills, CA          07/29/94      04/19/01    1,253,728       --           --        --         1,253,728
   Quincy's -
     Greer, SC                   06/13/94      04/06/01     700,000        --           --        --           700,000
   Golden Corral -
     Paris, TX (36)              07/26/96      05/25/01     400,000        --           --        --           400,000

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95      04/24/96     775,000        --           --        --           775,000
   Checker's -
     Oviedo, FL                  11/14/94      02/28/97     610,384        --           --        --           610,384
   Boston Market -
     Madison, TN (16)            05/05/95      05/08/98     774,851        --           --        --           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95      06/16/98     713,386        --           --        --           713,386



                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                       ----------------------------------------
                                                                                  Excess
                                                                               (deficiency)
                                                       Total                   of property
                                                  acquisition cost,             operating
                                                      capital                      cash
                                        Original    improvements                 receipts
                                        mortgage   closing and                   over cash
                                       financing    soft costs(1)     Total     expenditures
                                       ========== ================ ============ =============

CNL Income Fund XIV, Ltd.
(Continued):
   Checkers -
     Richmond, VA (#486)                     --         352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                         --         738,340      738,340     (42,040 )
   Long John Silver's -
     Shelby, NC                              --         608,611      608,611    (114,433 )
   Checker's -
     Kansas City, MO                         --         209,329      209,329      59,121
   Checker's -
     Houston, TX                             --         311,823      311,823      73,850
   East Side Mario's -
     Columbus, OH                            --       1,631,946    1,631,946          --
   Golden Corral -
     Paris, TX (36)                          --         501,276      501,276    (101,276 )

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                           --         263,221      263,221          --
   Checkers -
     Leavenworth, KS                         --         259,600      259,600          --
   Checkers -
     Knoxville, TN                           --         288,885      288,885          --
   TGI Friday's -
     Woodridge, NJ (7)                       --       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                       --         672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                            --         776,248      776,248    (144,944 )
   Long John Silver's
     Lexington, NC                           --         646,203      646,203     (84,073 )
   Jack in the Box -
     Woodland Hills, CA                      --         939,806      939,806     313,922
   Quincy's -
     Greer, SC                               --         946,933      946,933    (246,933 )
   Golden Corral -
     Paris, TX (36)                          --         501,276      501,276    (101,276 )

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                            --         613,838      613,838     161,162
   Checker's -
     Oviedo, FL                              --         506,311      506,311     104,073
   Boston Market -
     Madison, TN (16)                        --         774,851      774,851          --
   Boston Market -
     Chattanooga, TN (17)                    --         713,386      713,386          --









                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL Income Fund XVI, Ltd.
(Continued):
   Boston Market -
     Lawrence, KS                05/08/98      11/23/99     667,311        --           --        --           667,311
   Boston Market -
     Columbia Heights, MN        12/18/95      09/29/00     575,777        --           --        --           575,777
   Denny's -
     Marana, AZ                  02/13/95      03/30/01   1,145,045        --           --        --         1,145,045

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96      06/16/98     857,487        --           --        --           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97      12/02/99   1,675,385        --           --        --         1,675,385
   Popeye's -
     Warner Robins, GA           11/04/96      09/13/00     607,361        --           --        --           607,361
   Boston Market -
     Long Beach, CA              12/05/96      10/17/00     529,633        --           --        --           529,633
   Boston Market -
     Houston, TX                 06/19/96      01/19/01     782,648        --           --        --           782,648
   Mr. Fablo's -
     Kentwood, MI                09/05/95      06/21/01     681,300        --           --        --           681,300

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97      12/06/99     688,997        --           --        --           688,997
   Boston Market -
     Timonium, MD                07/13/97      06/29/01     848,550        --           --        --           848,550

CNL American Properties Fund,
Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95      05/08/97   1,312,799        --           --        --         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96      05/08/97   1,324,109        --           --        --         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96      05/08/97   1,372,075        --           --        --         1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96      05/08/97   1,245,100        --           --        --         1,245,100
   Boston Market -
     Southlake, TX               07/02/97      07/21/97   1,035,153        --           --        --         1,035,153
   Boston Market -
     Franklin, TN (26)           08/18/95      04/14/98     950,361        --           --        --           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95      04/14/98     837,656        --           --        --           837,656
   Burger King -
     Indian Head Park, IL        04/03/96      05/05/98     674,320        --           --        --           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95      05/08/98     969,159        --           --        --           969,159
   Boston Market -
     Merced, CA (29)             10/06/96      05/08/98     930,834        --           --        --           930,834




                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                       ----------------------------------------
                                                                                  Excess
                                                                               (deficiency)
                                                       Total                   of property
                                                  acquisition cost,             operating
                                                      capital                      cash
                                        Original    improvements                 receipts
                                        mortgage   closing and                   over cash
                                       financing    soft costs(1)     Total     expenditures
                                       ========== ================ ============ =============

CNL Income Fund XVI, Ltd.
(Continued):
   Boston Market -
     Lawrence, KS                            --         774,851      774,851    (107,540 )
   Boston Market -
     Columbia Heights, MN                    --         939,972      939,972    (364,195 )
   Denny's -
     Marana, AZ                              --         719,234      719,234     425,811

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                           --         857,487      857,487          --
   Golden Corral -
     El Cajon, CA (22)                       --       1,692,994    1,692,994     (17,609 )
   Popeye's -
     Warner Robins, GA                       --         563,148      563,148      44,213
   Boston Market -
     Long Beach, CA                          --         832,280      832,280    (302,647 )
   Boston Market -
     Houston, TX                             --         812,696      812,696     (30,048 )
   Mr. Fablo's -
     Kentwood, MI                            --         855,609      855,609    (174,309 )

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                             --         617,610      617,610      71,387
   Boston Market -
     Timonium, MD                            --       1,140,100    1,140,100    (291,550 )

CNL American Properties Fund,
Inc.:
   TGI Friday's -
     Orange, CT                              --       1,310,980    1,310,980       1,819
   TGI Friday's -
     Hazlet, NJ                              --       1,294,237    1,294,237      29,872
   TGI Friday's -
     Marlboro, NJ                            --       1,324,288    1,324,288      47,787
   TGI Friday's -
     Hamden, CT                              --       1,203,136    1,203,136      41,964
   Boston Market -
     Southlake, TX                           --       1,035,153    1,035,153          --
   Boston Market -
     Franklin, TN (26)                       --         950,361      950,361          --
   Boston Market -
     Grand Island, NE (27)                   --         837,656      837,656          --
   Burger King -
     Indian Head Park, IL                    --         670,867      670,867       3,453
   Boston Market -
     Dubuque, IA (28)                        --         969,159      969,159          --
   Boston Market -
     Merced, CA (29)                         --         930,834      930,834          --




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL American Properties
Fund, Inc.
   (Continued):
   Boston Market -
     Arvada, CO (30)             07/21/97       07/28/98    1,152,262      --              --        --     1,152,262
   Boston Market -
      Ellisville, MO             09/03/96       04/28/99      822,824      --              --        --       822,824
   Golden Corral -
     Brooklyn, OH                08/23/96       05/18/99      974,560      --              --        --       974,560
   Boston Market -
     Edgewater, CO               08/19/97       08/11/99      634,122      --              --        --       634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97       08/24/99      648,598      --              --        --       648,598
   Big Boy -
     Topeka, KS (32)             02/26/99       09/22/99      939,445      --              --        --       939,445
   Boston Market -
     LaQuinta, CA                12/16/96       10/13/99      833,140      --              --        --       833,140
   Sonny's -
     Jonesboro, GA               06/02/98       12/22/99    1,098,342      --              --        --     1,098,342
   Golden Corral -
     Waldorf, MD (32) (33)       04/05/99       01/03/00    2,501,175      --              --        --     2,501,175
   Jack in the Box -
     Los Angeles, CA             06/30/95       02/18/00    1,516,800      --              --        --     1,516,800
   Golden Corral -
     Dublin, GA                  08/07/98       05/01/00    1,323,205      --              --        --     1,323,205
   Boston Market -
     San Antonio, TX             04/30/97       05/02/00      517,495      --              --        --       517,495
   Boston Market -
     Corvallis, OR               07/09/96       06/20/00      717,019      --              --        --       717,019
   Big Boy -
     St. Louis, MO               01/19/99       06/28/00    1,463,050      --              --        --     1,463,050
   Ground Round -
     Nanuet, NY                  12/02/97       06/30/00      964,825      --              --        --       964,825
   Big Boy -
     Jefferson City, MO          01/19/99       06/30/00      905,250      --              --        --       905,250
   Big Boy -
     Alton, IL                   01/19/99       06/30/00      905,250      --              --        --       905,250
   Boston Market -
     Liberty, MO                 08/18/97       09/13/00      538,800      --              --        --       538,800
   Mr. Fables -
     Grand Rapids, MI            03/19/96       09/26/00      722,100      --              --        --       722,100
   Pizza Hut -
     Dover, OH                   05/01/97       11/08/00      112,917      --              --        --       112,917
   Big Boy -
     St. Joseph, MO              04/27/99       11/27/00      646,550      --              --        --       646,550
   Boston Market -
     Baltimore, MD               08/19/97       12/14/00      668,753      --              --        --       668,753
   Boston Market -
     Stafford, TX                07/02/97       12/15/00      881,674      --              --        --       881,674






                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                        ----------------------------------------
                                                                                   Excess
                                                                                (deficiency)
                                                        Total                   of property
                                                   acquisition cost,             operating
                                                       capital                      cash
                                         Original    improvements                 receipts
                                         mortgage   closing and                   over cash
                                        financing    soft costs(1)     Total     expenditures
                                        ========== ================ ============ =============

CNL American Properties
Fund, Inc.
   (Continued):
   Boston Market -
     Arvada, CO (30)                         --        1,152,262   1,152,262           --
   Boston Market -
      Ellisville, MO                         --        1,026,746   1,026,746     (203,922 )
   Golden Corral -
     Brooklyn, OH                            --          997,296     997,296      (22,736 )
   Boston Market -
     Edgewater, CO                           --          904,691     904,691     (270,569 )
   Black Eyed Pea -
     Houston, TX (31)                        --          648,598     648,598           --
   Big Boy -
     Topeka, KS (32)                         --        1,062,633   1,062,633     (123,188 )
   Boston Market -
     LaQuinta, CA                            --          987,034     987,034     (153,894 )
   Sonny's -
     Jonesboro, GA                           --        1,098,342   1,098,342           --
   Golden Corral -
     Waldorf, MD (32) (33)                   --        2,430,686   2,430,686       70,489
   Jack in the Box -
     Los Angeles, CA                         --        1,119,567   1,119,567      397,233
   Golden Corral -
     Dublin, GA                              --        1,272,765   1,272,765       50,440
   Boston Market -
     San Antonio, TX                         --          757,069     757,069     (239,574 )
   Boston Market -
     Corvallis, OR                           --          925,427     925,427     (208,408 )
   Big Boy -
     St. Louis, MO                           --        1,345,100   1,345,100      117,950
   Ground Round -
     Nanuet, NY                              --          927,273     927,273       37,552
   Big Boy -
     Jefferson City, MO                      --        1,113,383   1,113,383     (208,133 )
   Big Boy -
     Alton, IL                               --        1,012,254   1,012,254     (107,004 )
   Boston Market -
     Liberty, MO                             --          765,530     765,530     (226,730 )
   Mr. Fables -
     Grand Rapids, MI                        --          816,264     816,264      (94,164 )
   Pizza Hut -
     Dover, OH                               --          233,896     233,896     (120,979 )
   Big Boy -
     St. Joseph, MO                          --          885,883     885,883     (239,333 )
   Boston Market -
     Baltimore, MD                           --        1,378,051   1,378,051     (709,298 )
   Boston Market -
     Stafford, TX                            --        1,077,979   1,077,979     (196,305 )




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                        -------------------------------------------------------------


                                                                                    Purchase
                                                                                     money     Adjustments
                                                              Cash       Mortgage  mortgage    resulting
                                                           received net   balance    taken       from
                                  Date        Date of      of closing    at time    back by    application
          Property              Acquired        Sale         costs       of sale    program     of GAAP        Total
============================== =========== ============ ============== ========== ========== ============ =============

CNL American Properties
Fund, Inc.
   (Continued):
   Big Boy -
     Guadalupe, AZ               04/16/97       03/23/01      883,685      --            --        --          883,685
   Tumbleweed's -
     Nashville, TN               08/01/97       04/20/01      525,050      --            --        --          525,050
   Boston Market -
     Vacaville, CA               05/06/97       05/08/01    1,064,430      --            --        --        1,064,430
   Big Boy -
     Independence, MO            01/19/99       05/22/01      524,513      --            --        --          524,513
   Big Boy -
     Belleville, IL              02/26/99       06/13/01      375,000      --            --        --          375,000
   Tumbleweeds -
     Clarksville, TN             02/10/98       06/15/01      803,050      --            --        --          803,050
   Big Boy -
     Grandview, MO               02/26/99       06/29/01      516,235      --            --        --          516,235
   Pizza Hut -
     Toledo, OH                  12/05/96       06/29/01      148,528      --            --        --          148,528




                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                       ----------------------------------------
                                                                                  Excess
                                                                               (deficiency)
                                                       Total                   of property
                                                  acquisition cost,             operating
                                                      capital                      cash
                                        Original    improvements                 receipts
                                        mortgage   closing and                   over cash
                                       financing    soft costs(1)     Total     expenditures
                                       ========== ================ ============ =============

CNL American Properties
Fund, Inc.
   (Continued):
   Big Boy -
     Guadalupe, AZ                           --       1,706,768     1,706,768     (823,083 )
   Tumbleweed's -
     Nashville, TN                           --       1,308,411     1,308,411     (783,361 )
   Boston Market -
     Vacaville, CA                           --       1,437,474     1,437,474     (373,044 )
   Big Boy -
     Independence, MO                        --       1,253,699     1,253,699     (729,186 )
   Big Boy -
     Belleville, IL                          --         761,074       761,074     (386,074 )
   Tumbleweeds -
     Clarksville, TN                         --       1,440,247     1,440,247     (637,197 )
   Big Boy -
     Grandview, MO                           --         962,290       962,290     (446,055 )
   Pizza Hut -
     Toledo, OH                              --         328,381       328,381     (179,853 )












(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and was paid in full in February 2006.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.

(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.

(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.

(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.

(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.

(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.

(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.

(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.

(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.

(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in January 2001.

(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.

(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.

(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.

(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.

(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.

(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.

(32) This property was being constructed and was sold prior to completion of construction.

(33) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(34) Cash received net of closing costs include $35,863 received as a lease termination fee.

(35) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

(36) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(37) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(38) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10% per annum and principal and interest payments are due by February, 2002.

(39) Information provided in this table does not include properties sold by a subsidiary of CNL American Properties Fund, Inc. which does not have similar investment objectives as the Company.




                                   ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT



                  -------------------------------------------
                  THE SUBSCRIPTION AGREEMENT IN THIS ADDENDUM
                  UPDATES  AND  REPLACES  APPENDIX  D TO  THE
                  ATTACHED PROSPECTUS,  DATED APRIL 17, 2001.
                  -------------------------------------------

-------------------------------------------------------------------------------

                                       CNL
                                   Retirement
                                Properties, Inc.

-------------------------------------------------------------------------------

                   Up to 15,500,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keoghs, and Qualified Plans
               (Minimum purchase may be higher in certain states)

===============================================================================

PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:
                                 SOUTHTRUST BANK
ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.

===============================================================================




    Overnight Packages:                        Regular Mail Packages:
 Attn:  Investor Relations                    Attn:  Investor Relations
CNL Center at City Commons                      Post Office Box 1033
  450 South Orange Avenue                   Orlando, Florida  32802-1033
  Orlando, Florida  32801



                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 650-1000 OR (866) 650-0650

CNL Retirement Properties, Inc.
-------------------------------------------------------------------------------


1.                INVESTMENT

This subscription is in the amount of $______________ for the purchase of ______________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).
|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)

2.                SUBSCRIBER INFORMATION

Name (1st)                                                               |_|  M  |_|  F Date of Birth (MM/DD/YY)
          ------------------------------------------------------------                                          -------------------
Name (2nd)                                                               |_|  M  |_|  F Date of Birth (MM/DD/YY)
           ------------------------------------------------------------                                          ------------------
Address
        ---------------------------------------------------------------------------------------------------------------------------
City                                                               State
     ---------------------------------------------------------           ---------------------------------
Zip Code
         -----------------------------------
Custodian Account No.                                                                Daytime Phone # (        )
                      ----------------------------------------------------------                      --------  -------------------
|_|  U.S. Citizen          |_|  Resident Alien                |_|  Foreign Resident              Country
                                                                                                          -------------------------
|_|  Check if Subscriber is a U.S. citizen residing outside the U.S.             Income Tax Filing State
                                                                                                          -------------------------
ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary (required)
                                                                               ----------------------------------------------------

Taxpayer  Identification  Number:  For most  individual  taxpayers,  it is their
Social  Security  number.  Note:  If the purchase is in more than one name,  the number should be that of the first person listed. For IRAs, Keoghs and qualified plans,  enter  both  the  Social  Security  number  and the  custodian  taxpayer identification  number.  Please also  complete,  sign and include  Form W-9 when submitting this subscription.
         Taxpayer ID #               -                                Social Security #            -          -
                         -----------   --------------------                             ----------   --------   -------------------

3.                  INVESTOR MAILING ADDRESS

For the Subscriber of an IRA, Keogh, or qualified plan to receive  informational mailings,  please  complete  if  different  from  address  in  Section  2.
Name
     ------------------------------------------------------------------------------------------------------------------------------
Address
        ---------------------------------------------------------------------------------------------------------------------------
City                                                    State                                         Zip Code
     --------------------------------------------------       ---------------------------------------          --------------------
Daytime Phone # (          )                           E-Mail Address
                 ---------- -------------------------                 -------------------------------------------------------------

4.                 DIRECT DEPOSIT ADDRESS

For investors requesting direct deposit of distributions to another financial institution or mutual fund, please complete the attached Direct Deposit
Authorization Form. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

5.                FORM OF OWNERSHIP

(Select only one)                                      |_|   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
|_|   INDIVIDUAL - one signature required (1)          |_|   A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
|_|   HUSBAND AND WIFE, AS COMMUNITY PROPERTY - two    |_|   KEOGH (H.R.10) - trustee signature required (24)
      signatures required (15)                         |_|   CUSTODIAN - custodian signature required (33)
|_|   TENANTS IN COMMON - two signatures required (9)  |_|   PARTNERSHIP  (3)
|_|   TENANTS BY THE ENTIRETY - two signatures         |_|   NON-PROFIT  ORGANIZATION (12)
      required (31)                                    |_|   PENSION PLAN - trustee signature(s) required (19)
|_|   S-CORPORATION (22)                               |_|   PROFIT SHARING PLAN - trustee signature(s) required (27)
|_|   C-CORPORATION (5)                                |_|   CUSTODIAN UGMA-STATE of ________ - custodian signature required (16)
|_|   IRA - custodian signature required (23)          |_|   CUSTODIAN UTMA-STATE of ________ - custodian signature required (42)
|_|   ROTH IRA - custodian signature required (36)     |_|   ESTATE - Personal Representative signature required (13)
|_|   SEP - custodian signature required (38)          |_|   REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_|   TAXABLE TRUST (7)                                |_|   IRREVOCABLE TRUST - trustee signature required (21)
|_|   TAX-EXEMPT TRUST (20)



                                                 CNL Retirement Properties, Inc.

6.                SUBSCRIBER SIGNATURES

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY
RIGHTS HE MAY HAVE UNDER THE SECURITIES  ACT OF 1933 OR THE SECURITIES  EXCHANGE
ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

    X                                                                        X
       ---------------------------------------    ----------------        -----------------------------------       ---------------
       Signature of 1st Subscriber                Date                    Signature of 2nd Subscriber               Date

7.                BROKER/DEALER INFORMATION

Broker/Dealer NASD Firm Name
                             ------------------------------------------------------------------------------------------------------
Registered Representative
                          ---------------------------------------------------------------------------------------------------------
Branch Mail Address
                    ---------------------------------------------------------------------------------------------------------------
City                                    State                      Zip Code                       |_|  Please check if new address
     ---------------------------------         ------------------            --------------------
Phone # (         )                                 Fax # (                 )                          |_|  Sold CNL before
         --------- ------------------------------          ----------------- -------------------------
Shipping Address                                                City                  State                Zip  Code
                 ---------------------------------------------        --------------         ------------            --------------
E-mail Address
               --------------------------------------------------------

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch
         Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska,
         New Mexico, North Carolina,  Ohio, Oregon,  South Dakota,  Tennessee or
         Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_|      Deferred Commission Option (check here): The Deferred Commission Option
         means  an   agreement   between  a   stockholder,   the   participating
         Broker/Dealer and the Managing Dealer to have Selling  Commissions paid over a seven  year  period as  described  in "The  Offering  -- Plan of
         Distribution."   This  option  will  only  be   available   with  prior
         authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered
         Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS  SIGNATURE PAGE AND  SUBSCRIPTION
AGREEMENT BEFORE COMPLETING


   X
      ----------------------------------------------------------   ------------------    ------------------------------------------
      Principal, Branch Manager or Other Authorized Signature      Date                  Print or Type Name of Person Signing


   X
      ----------------------------------------------------------    ------------------    -----------------------------------------
      Registered Representative/Investment Advisor Signature        Date                  Print or Type Name of Person Signing

Make check payable to:  SOUTHTRUST BANK

Please remit check and                          For overnight delivery, please send to:
subscription document to:                                                                             For Office Use Only**

CNL SECURITIES CORP.                            CNL SECURITIES CORP.                          Sub. # ___________________________
Attn:  Investor Relations                       Attn:  Investor Relations
Post Office Box 1033                            CNL Center at City Commons                    Admit Date _______________________
Orlando, FL  32802-1033                         450 South Orange Avenue
(866) 650-0650                                  Orlando, FL  32801                            Amount ___________________________
                                                (407) 650-1000
                                                (866) 650-0650                                Region ___________________________

                                                                                              RSVP# ____________________________
                                                                                                                         Rev.  3/01

NOTICE TO ALL INVESTORS:

     (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

     (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

     (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as a result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

                        ELECTRONIC DELIVERY OF DOCUMENTS





         The subscriber consents to delivery of all documents relating to his or her investment in the Shares to the electronic mail address listed below or through posting of such documents on the Internet web site http://
www.cnlgroup.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. However, in order to review documents in PDF format, a system running Windows 95/98/2000/NT4.0 or Macintosh OS version 7.5.3 or later is required and downloading time may be considerable. The subscriber understands that he or she may revoke this consent at any time by contacting CNL Investor Relations at the address provided in the Subscription Agreement and will subsequently receive all such documents in paper format. The subscriber understands that this revocation may only relate to delivery of all documents relating to his or her investment in the Shares and not to any portion of such documents. In addition, the subscriber understands that he or she may request paper copies of any documents delivered electronically by contacting CNL Investor Relations at the address provided on the Subscription Agreement.

         CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL COSTS, SUCH AS ON-LINE TIME AND COSTS RELATING TO PRINTING PAPER COPIES OF DOCUMENTS.

         YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE MEDIA AND THE ABILITY TO RECEIVE DOCUMENTS IN THE FORMATS DESCRIBED ABOVE.

         THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND RELATES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.



----------------------------  --------  ---------------------------  ----------
Signature of 1st Subscriber   Date      Signature of 2nd Subscriber  Date


E-Mail Address:  _______________________________

===============================================================================
                    DIRECT DEPOSIT FORM FOR CNL DISTRIBUTIONS


CNL Investment Company or its Agent (hereafter referred to as "CNL") is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until "CNL" has notified me (us) that this deposit service has been terminated. In the event that "CNL" deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.



Registration Name:                             Taxpayer ID #/Social Security #:

________________________________                 _________________

________________________________               Telephone Number:

Sign exactly as your investment is registered: (_____)_________________________

Signature(s):  ________________________________

               ________________________________           Date:  _____________

===============================================================================


You may wish to contact your financial institution to ensure they are a direct deposit participant and to verify the accuracy of the information requested.


===============================================================================

NAME OF FINANCIAL INSTITUTION:________________________________________________

MAILING ADDRESS:              ________________________________________________

                              ________________________________________________

                              ________________________________________________

TRANSIT ROUTING #:            ________________________________________________

TYPE OF ACCOUNT:              CHECKING ___________  SAVINGS ______________

BANK ACCOUNT #:               _________________________________________________

DOES YOUR FINANCIAL INSTITUTION ACCEPT DIRECT DEPOSIT THROUGH ACH?
                                    YES ____________   NO ___________

===============================================================================

                    Please attach a voided check to this form






                                   ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

             -------------------------------------------------------

              THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM UPDATES AND REPLACES APPENDIX E TO THE ATTACHED PROSPECTUS, DATED APRIL 17 2001.

             -------------------------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION

                            THROUGH NOVEMBER 9, 2001

                For the Year Ended December 31, 2000 (Unaudited)



         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of the Properties acquired by the Company as of November 9, 2001. The statement presents unaudited estimated taxable operating results for the Properties as if they had been acquired and operational on January 1, 2000 through December 31, 2000. The schedule should be read in light of the accompanying footnotes.


         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                                   Broadway Plaza at       Homewood Residence
                               Brighton Gardens by Marriott            Pecan Park            at Boca Raton
                                   Orland Park Property           Arlington Property       Boca Raton Property         Total
                              -------------------------------- ------------------------ -----------------------  -------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                      $1,350,268                      $1,084,322               $ 991,380            $3,425,970

FF&E Reserve Income (2)                    29,481                              --                      --                29,481

Asset Management Fees (3)                 (83,093 )                       (63,472  )              (58,032  )           (204,597  )


Interest Expense (4)                     (708,750 )                             --                     --              (708,750  )

General and Administrative
    Expenses (5)                         (110,422 )                      (100,009  )              (91,437  )           (301,868  )
                                     -------------                 ---------------           -------------       ---------------

Estimated Cash Available from
    Operations                            477,484                         920,841                 841,911             2,240,236

Depreciation  and Amortization
    Expense (6) (7)                      (453,421 )                      (330,062  )             (290,994  )         (1,074,477)
                                     -------------                 ---------------           -------------       ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                       $ 24,063                      $  590,779              $  550,917           $ 1,165,759
                                     =============                 ===============           =============       ===============

                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Orland Park Property ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for lease years one through four and has been estimated based on projected gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."


(4) Estimated at a borrowing rate of 8.75% per annum for borrowings on the line of credit relating to the Orland Park Property.


(5) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(6)      The federal tax basis of the  depreciable  portion of the  property and
         the  number  of  years  the  assets  have  been   depreciated   on  the
         straight-line method is as follows:


                                                               Furniture and
                                     Buildings                    Fixtures
                                    (39 years)                  (5-15 years)
                                  --------------             -----------------


         Orland Park Property        $11,533,074                 $1,025,630
         Arlington Property            9,220,637                    655,448
         Boca Raton Property           8,410,038                    527,466

(7) Loan costs of $55,917 (.5% origination fee on the line of credit, legal fees and closing costs) amortized under the straight-line method over a period of five years.